               PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED
                    ON A REQUEST FOR CONFIDENTIAL TREATMENT




                                                                EXHIBIT 10.13

                        IRVINE RETAIL PROPERTIES COMPANY

                               RETAIL SPACE LEASE



                               LBE TECHNOLOGIES, INC., a California corporation,
                                             dba "NASCAR Silicon Motor Speedway"

                                                                          TENANT
                                                          IRVINE SPECTRUM CENTER

                               RETAIL SPACE LEASE

     THIS LEASE ("Lease") is entered into as of the date set forth in Section
1.1 by and between Landlord and Tenant.

                                   ARTICLE 1

                             BASIC LEASE PROVISIONS

1.1       Date of        April 22, 1998
          Lease:

1.2       Landlord:      IRVINE RETAIL PROPERTIES COMPANY,
                         a division of The Irvine Company,
                         a Delaware corporation

1.3       Tenant:        LBE TECHNOLOGIES, INC., a California corporation

1.4       Tenant's       NASCAR Silicon Motor Speedway                                     (Article 11)
          Trade
          Name:

1.5       Shopping       Irvine Spectrum Center; located in the City of Irvine, County     (Article 2)
          Center:        of Orange, State of California.

          Premises:      Address: 71 Fortune Drive, Space 31, Irvine Spectrum              (Article 3)
                         Center, Phase II, Irvine, CA 92618, the approximate location of which is shown on Exhibit B.

1.7       Floor Area:    Approximately five thousand two hundred eighteen (5,218)          (Article 3)
                         square feet.

1.8       Term:          [***] months.                                                     (Article 4)

1.9       Opening        N/A                                                               (Article 4)
          Date:

                                                    OR

1.10      Time to        [***] days following Substantial Completion of the                (Article 4)
          Complete       Premises and delivery of possession of the Premises to
          Tenant's       Tenant; provided, however, in the event that Tenant is
          Work:          delayed in submitting plans, or receiving from the City of
                         Irvine its use permit as a result of Landlord's failure
                         to comply with the terms of this Lease, then the Time To
                         Complete Tenant's Work shall be extended one (1) day for
                         each day of delay caused by Landlord's failure to comply with the terms of this Lease.

1.11      Delayed        If Tenant fails to open for business within the Premises within   (Article 6)
          Opening        [***] days following the Commencement Date as set forth
          Rental:        forth in Section 4.1, Tenant shall pay to Landlord, as
                         Additional Rental, and in addition to Minimum Annual Rental, the sum of [***] per month for each month Tenant is not open for business. Tenant shall pay such amount to Landlord as of the thirty-first (31st) day that Tenant is not open for business.

1.12      Minimum                                                                          (Article 7)
          Annual
          Rental:

Dollars Per Square Foot                                                                      Months Following
      Per Annum                   Dollars Per Annum             Dollars Per Month           Commencement Date
       [***]                        [***]                         [***]                             1-24
       [***]                        [***]                         [***]                            25-60
       [***]                        [***]                         [***]                            61-84




*** Confidential treatment requested.

3         Percentage          [***] on automobile racing simulators;                          (Article 7)
          Rate:               [***] on sale of all merchandise and other items.



1.14      Use of              The Premises shall be used for the primary                      (Article 11)
          Premises:           purpose of conducting a simulated interactive
                              automobile entertainment center, including,
                              the operation of automobile racing simulators
                              (operated by the use of coins, tokens or
                              otherwise), and the incidental retail sale
                              of high quality auto racing and entertainment
                              accessories. In addition, Tenant shall have the
                              right to sell, on an incidental basis (from not
                              more than five percent (5%) of the Floor Area of
                              the Premises) non-alcoholic beverages and the
                              snack items shown on the menu attached hereto
                              as Exhibit I.

                              The Premises shall be used solely for the use stated above and for no other use or purpose.

1.15      Initial             [***] per square foot of Floor Area within the                   (Article 15)
          Promotional         Premises (one time charge).
          Assessment:

1.16      Promotional         [***] per square foot of Floor Area within                       (Article 15)
          Charge:             the Premises per annum.

1.17      Insurance           [***].                                                           (Article 16)
          Limits:

1.18      Architectural       [***] (one time charge).                                         (Exhibit C)
          Review Fee:

1.19      Security            [***]                                                            (Article 22)
          Deposit:

1.20      Guarantor(s):       None.                                                            (Exhibit E)

1.21      Broker(s):          Corti-Gilchrist Partnership, Inc.                                (Article 27)

1.22      Addresses for Notices and Payments:                                                  (Article 24)


          LANDLORD                                               TENANT

          Notices To:                                            Notices To:

          Irvine Retail Properties Company                       LBE Technologies, Inc.
          8001 Irvine Center Drive, Suite 1130                   71 Fortune Drive, Suites 29 and 31
          Irvine, California 92618                               Irvine Spectrum Center, Phase II
                                                                 Irvine, California 92618


          with copy to:                                          In the event of default:

          Irvine Retail Properties Company                       Gray Cary Ware & Freidenrich
          550 Newport Center Drive                               400 Hamilton Avenue
          P.O. Box 6370                                          Palo Alto, California 94301
          Newport Beach, California 92660                        Attention: James Koshland
          Attn: General Counsel


          Landlord's Address for Payment and Reports:            with copy to:

          Irvine Retail Properties Company                       LBE Technologies, Inc.
          c/o Hollis & Associates                                10401 Bubb Road
          Department #65044-280                                  Cupertino, California 95014
          El Monte, California 91735                             Attn: Ms. Janet Setcavage Woods


                                                                 Tenant's Address for Statements and Billings:

                                                                 LBE Technologies, Inc.
                                                                 10401 Bubb Road
                                                                 Cupertino, California 95014
                                                                 Attn: Ms. Janet Setcavage Woods


1.23      Electrical          [***] per square foot of Floor Area of the                       (Article 10)
          Facility            Premises per annum.
          Contribution
          Rate:



*** Confidential treatment requested.

   4    Electrical Meter     [***]                           (one-time charge).
        Reimbursement:                                            (Article 10)

1.25    VAC Equipment        [***] per square foot of the          (Article H)
        Contribution Rate:   Floor Area of the Premises per annum.

This Article I is intended to supplement and/or summarize the provisions set forth in the balance of this Lease. If there is any conflict between any provisions contained in this Article I and the balance of this Lease, the balance of this Lease shall control.

                                    ARTICLE 2

                                    EXHIBITS

        The following Exhibits are attached to this Lease and, by this reference, made a part of this Lease:

        EXHIBIT A - Site plan of a retail shopping center and/or commercial development constructed or to be constructed on real property located in the city, county and state specified in Article I ("Shopping Center"). For all purposes of this Lease (i) the term "Irvine Center" shall mean the area bounded by Fortune Drive, the Santa Ana (1-5) Freeway, and the San Diego (1-405) Freeway, and (ii) the term "Shopping Center" shall mean only the "Entertainment Center" portion (as designated on Exhibit A) of Irvine Center. Landlord, at any time, may change the shape, size, location, number and extent of the improvements shown on Exhibit A and eliminate, add or relocate any improvements to any portion of the Shopping Center including, without limitation, buildings, parking areas (including parking structures), roadways, curb cuts, temporary or permanent kiosks, displays or stands, and may add land to and/or withdraw land from the Shopping Center. Tenant acknowledges that (i) Landlord intends to develop the remainder of Irvine Center (excluding the Shopping Center) as a regional retail shopping center (the "Adjacent Center") which will be contiguous with the Shopping Center, and which will enjoy mutual reciprocal access and parking rights with the Shopping Center, and (ii) Landlord, at any time may cause one or more separate legal parcels to be created on the land constituting the Shopping Center and the Adjacent Center. The notations and designations found on Exhibit A are intended only for the convenience of Landlord and are not intended to define, limit or otherwise alter the intent or scope of this Lease or of any other lease to which Landlord may be a party, nor as a representation or warranty as to current occupancy or future occupancy of any particular tenant in the Shopping Center.

        EXHIBIT B - Premises.

        EXHIBIT C - Construction Provisions.

        EXHIBIT D - Tenant's Statement of Gross Sales.

        EXHIBIT E - Intentionally Omitted.

        EXHIBIT F - Tenant's Certificate

        EXHIBIT G - Tenant's Estoppel

        EXHIBIT H - Tenant Ventilating and Air-Conditioning Exhibit

        EXHIBIT I - Menu

        ADDENDUM TO LEASE - The terms and conditions set forth in the Addendum to Lease attached hereto are, by this reference, made a part of this Lease. Where, and to the extent that, any provision contained in the Addendum to Lease is contrary to or inconsistent with any provision contained in the printed portion of this Lease, the provision contained in the Addendum to Lease shall control.

                                    ARTICLE 3
                                    PREMISES

        3.1 PREMISES. Landlord leases to Tenant and Tenant leases from Landlord, for the "Term" (as defined in Article 4) and upon the covenants and conditions set forth in this Lease, the premises described in Section 1.6 ("Premises").

        3.2 RESERVATION. Landlord reserves the right to use the exterior walls, floor, roof and plenum in, above and below the Premises for the installation, maintenance, use and replacement of pipes, ducts, utility lines and systems, structural elements serving the Shopping Center and for such other purposes as Landlord deems necessary. In exercising its rights reserved herein, Landlord shall not materially and unreasonably interfere with the operation of Tenant's business on the Premises.

        3.3 FLOOR AREA. The term "Floor Area", as used in this Lease, shall mean all areas designated by Landlord for the exclusive use of a tenant measured from the exterior surface of exterior walls (and extensions,



*** Confidential treatment requested.

in the case of openings) and from the center of interior demising walls, and shall include, but not be limited to, restrooms, mezzanines, patios, Warehouse or storage areas, clerical or office areas and employee areas. The Premises contain approximately the number of square feet of Floor Area specified in
Section 1.7. Landlord shall have the right during the Term to remeasure the Floor Area of the Premises for accuracy. If an error is found, Landlord shall so certify to Tenant and this Lease shall be amended so as to reflect the actual Floor Area and corresponding "Minimum Annual Rental" (as defined in Section 7.2) and "Additional Rental" (as defined in Section 7.4) based on such actual Floor Area.

        3.4 RELOCATION. Landlord shall have the right, at any time and from time to time upon ninety (90) days' prior written notice to Tenant, to relocate Tenant to other premises ("New Premises") within the Shopping Center; subject, however, to the following terms and conditions: (a) The New Premises shall have approximately the same Floor Area as is contained in the Premises, (b) the New Premises shall be leased to Tenant on the same terms and conditions as provided in this Lease, except that there shall be a proportionate adjustment of Minimum Annual Rental and Additional Rental based upon the Floor Area in the New Premises, (c) Landlord shall pay to Tenant, within thirty (30) days following the date Tenant initially opens for business in the New Premises, those expenses reasonably incurred by Tenant in connection with the relocation of Tenant's personal property; provided. however, Tenant has first provided Landlord with an itemized list of these expenses (accompanied with copies of invoices and proofs of payment of same), and (d) Landlord shall pay all costs of the leasehold improvements to be constructed at the New Premises and such leasehold improvements shall be substantially similar to the leasehold improvements in the Premises. In its notice to Tenant, Landlord shall set forth a timetable for completion of the leasehold improvements in the New Premises. If the New Premises is unacceptable to Tenant for any reason, Tenant shall have the right as its sole remedy hereunder, upon written notice to Landlord to be given within thirty (30) days after Landlord's notice of relocation to Tenant, to terminate this Lease on thirty (30) days' written notice to Landlord. Landlord shall pay to Tenant, within sixty (60) days after said notice is given and upon vacation of the Premises by Tenant, the unamortized book value of Tenant's leasehold improvements, excluding items removable by Tenant at the expiration of the Term pursuant to Section 27.24 (to the extent said leasehold improvements were paid for by Tenant, as evidenced by invoices and proofs of payment of same), depreciated on a straight-line basis over the Term, and Tenant shall provide Landlord with a bill of sale for said leasehold improvements.

                                    ARTICLE 4

                                      TERM

        4.1 TERM. This Lease shall be effective from and after the date specified in Section 1. I ("Date of Lease"). The term of this Lease ("Term") shall commence on that date (the "Commencement Date") which is the earliest of:
(a) the date Tenant initially opens for business to the public in the Premises,
(b) the date set forth in Section 1.9 as the "Opening Date", or (c) the date immediately following the expiration of the period set forth in Section 1.10 as the "Time to Complete Tenant's Work". The Term shall continue, unless sooner terminated in accordance with the provisions of this Lease, for the number of months specified in Section 1.8 from the first day of the month following the Commencement Date.

                                    ARTICLE 5

                                   POSSESSION

        5.1 SUBSTANTIAL COMPLETION. The term "Substantial Completion of the Premises", as used in this Lease, shall mean the date Landlord notifies Tenant in writing that "Landlord's Work" (as specified in Exhibit C) is substantially complete to the point that Tenant's contractor may commence the construction of "Tenant's Work" (as specified in Exhibit C.

        5.2 DELIVERY OF POSSESSION. Tenant shall accept possession of the Premises from Landlord upon Substantial Completion of the Premises. Tenant shall deliver each of the following to Landlord prior to Substantial Completion of the
Premises: (a) "Security Deposit", "Architectural Review Fee", "Initial Promotional Assessment", the first monthly installment of the "Promotional Charge", the first monthly installment of Tenant's estimated share of "Common Area Expenses" and the first monthly installment of "Minimum Annual Rental" (as each is defined in this Lease); (b) executed copies of policies of insurance or certificates thereof (as required under Article 16); (c) copies of governmental permits and authorizations (as required under this Lease); (d) "Final Plans" (as defined in Exhibit C) and (e) a copy of Tenant's building permit. Tenant shall pay to Landlord, upon its execution of this Lease, the sums specified in subparagraph (a) above. Landlord shall not be obligated to deliver possession of the Premises to Tenant until such items are delivered, but the date of Substantial Completion of the Premises shall not be affected by Tenant's failure to deliver any of such items.

                                    ARTICLE 6

                        CONSTRUCTION AND DELAYED OPENING

        6.1 CONSTRUCTION. Tenant shall commence construction of Tenant's Work upon Substantial Completion of the Premises and delivery of possession of the Premises to Tenant, and shall diligently prosecute same to completion.

        6.2 DELAYED OPENING RENTAL. If Tenant fails to open for business to the public in the Premises on or before the Commencement Date, Tenant shall pay to Landlord, as Additional Rental, and in addition to Minimum Annual Rental specified in Section 7.2, the amount set forth in Section 1.11, in arrears, on the last day of the month for each month or partial month Tenant is not open for business in the Premises following the Commencement Date ("Delayed Opening Rental"). Delayed Opening Rental for any partial month shall be prorated on the basis of thirty (30) days.

        6.3 CERTIFICATES. Within ten (10) days after Tenant initially opens for business to the public in the Premises, Tenant shall (a) execute and deliver to Landlord a certificate substantially in accordance with the criteria set forth in Section 21.3 of this Lease ("Tenant's Certificate"), and (b) deliver to Landlord the certificate of occupancy for the Premises issued by the appropriate governmental agency.

                                    ARTICLE 7

                                     RENTAL

        7.1     MINIMUM ANNUAL RENTAL. Tenant shall pay the sum specified in
Section 1. 12 ("Minimum Annual Rental") in the monthly installments specified, in advance, on or before the first (1st) day of each month, without prior demand and without offset or deduction, commencing on the Commencement Date. Should the Commencement Date be a day other than the first (1st) day of a calendar month, then the monthly installment of Minimum Annual Rental for the first partial month shall be equal to one-thirtieth (1/30th) of the monthly installment of Minimum Annual Rental for each day from the Commencement Date to the end of the partial month.

        7.2 ADJUSTMENT TO MINIMUM ANNUAL RENTAL. The Minimum Annual Rental payable under Section 1.12 and this Article 7 shall be adjusted on each anniversary date of the Commencement Date of this Lease ("Adjustment Date") to reflect any increases in the cost of living in accordance with the "Index" (as defined in Section 27.21 of this Lease), using as the base month ("Base Month") the month ninety (90) days prior to the Commencement Date, and using as the comparison month ("Comparison Month") the month ninety (90) days prior to the Adjustment Date.

        7.3     PERCENTAGE RENTAL.

                (a) During the Term, Tenant shall pay to Landlord, as provided below, the dollar amount by which the percent specified in Section
1.13 ("Percentage Rate") of Tenant's "Gross Sales" (as defined in subparagraph
(b) below) exceeds the Minimum Annual Rental paid by Tenant to Landlord during each calendar year, or at Landlord's option, its fiscal year, of the Term ("Percentage Rental"). On or before the tenth (10th) day of each month during the Term following the Commencement Date, Tenant shall pay to Landlord the amount by which the Percentage Rate of Gross Sales during the preceding month exceeds the installment of Minimum Annual Rental paid by Tenant for that month. For the purpose of computing Percentage Rental, Gross Sales made during the first partial month, if any, following the Commencement Date shall be added to the Gross Sales made during tile first full calendar month (provided the first partial month is within the same calendar (or fiscal) year as the first full month) and Tenant shall pay to Landlord the amount by which the Percentage Rate of Gross Sales during this entire period exceeds the monthly installments of Minimum Annual Rental which were paid by Tenant during this period. Tenant shall furnish to Landlord a certified statement of Gross Sales within ten (10) days after the close of each calendar month and a certified annual statement, including a monthly breakdown of Gross Sales, on or before the twentieth (20th) day after the end of each year. Statements shall be in the form and certified in the manner shown in Exhibit D attached to this Lease, which form Landlord may revise from time to time. Statements shall include the Gross Sales of all subtenants, licensees and concessionaires of Tenant. Following receipt by Landlord of Tenant's certified annual statement, Landlord shall determine the Gross Sales of Tenant for the preceding year and the amounts paid to Landlord as Minimum Annual Rental and Percentage Rental and shall make an adjustment as follows: If Tenant paid to Landlord an amount greater than the Percentage Rental required to be paid for said year, Tenant shall be entitled to a credit against Tenant's next payment(s) of Percentage Rental for the amount of the overpayment. If Tenant paid an amount less than the Percentage Rental required to be paid, the difference shall be paid to Landlord with the submission of said certified annual statement. Percentage Rental shall be computed separately with respect to each year. For the purpose of computing Percentage Rental, Tenant's Gross Sales for any period during which Tenant does not continuously and uninterruptedly conduct its business, as required by Article 11, shall be deemed to be Tenant's Gross Sales for the corresponding period during the last year in which Tenant operated continuously and uninterruptedly.

                (b) The term "Gross Sales", as used in this Lease, shall mean the gross selling price of all merchandise or services sold or rented in or from the Premises by Tenant, its subtenants, licensees and concessionaires, whether for cash or on credit and whether made by store personnel or by machine as well as any business interruption or loss of income insurance proceeds attributable to lost sales revenue receive by Tenant with respect to the Premises, excluding therefrom the following: (i) The selling price of all merchandise returned by customers and accepted for full credit; (ii) interest or other charges paid by customers for extension of credit; (iii) receipts from vending machines used solely by Tenant's employees; (iv) sales taxes, excise taxes or gross receipts taxes imposed by governmental entities upon the sale of merchandise or services, but only if collected from customers separately from tile selling price and paid directly to the respective governmental entities; and (v) proceeds from the sale of fixtures, equipment or property which are not stock in trade. The exclusions listed in this subparagraph (b) shall be referred to as "Exclusions from Gross Sales". All sales originating at the Premises shall be deemed made and completed from the Premises even though bookkeeping or payment of the account is transferred to another location for collection or filling of the sale or service order and actual delivery of the merchandise is made from a location other than the Premises. Each installment sale, credit sale or layaway sale shall be treated as a sale for the full cash price at the time of such sale or deposit.

        7.4 ADDITIONAL RENTAL. Tenant shall pay, as "Additional Rental", all sums required to be paid by Tenant to Landlord pursuant to this Lease in addition to Minimum Annual Rental and Percentage Rental (including, without limitation, interest, late charges, Service Charges, reimbursement for attorneys' fees and expenses and auditing costs). Landlord shall have the same rights and remedies for the nonpayment of Additional Rental as it has with respect to the nonpayment of Minimum Annual Rental. It is the intention of Landlord and Tenant that the Minimum Annual Rental, Percentage Rental and Additional Rental to be paid hereunder shall be paid to Landlord absolutely net without deduction of any amount of any nature whatsoever, except as otherwise expressly provided in this Lease.

        7.5 PLACE OF PAYMENT. Tenant shall pay Minimum Annual Rental, Percentage Rental and Additional Rental to Landlord at Landlord's Address for Payments and Reports specified in Section 1.22, or to such other address and/or person as Landlord may from time to time designate in writing to Tenant.

        7.6 LATE PAYMENTS. If Tenant fails to pay when the same is due any Minimum Annual Rental, Percentage Rental or Additional Rental, the unpaid amounts shall bear interest at the maximum lawful rate from the date due to and including the date of payment. In addition, Tenant acknowledges that the late payment of any installment of Minimum Annual Rental, Percentage Rental or Additional Rental will cause Landlord to incur certain costs and expenses, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses may include, without limitation, administrative and collection costs and processing and accounting expenses. Therefore, if any installment of Minimum Annual Rental, Percentage Rental or Additional Rental is not received by Landlord from Tenant within five (5) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to [***] for any installment of Minimum Annual Rental due, and [***] for any installment of Percentage Rental or Additional Rental due. Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant. Upon accrual, all such late charges shall be deemed Additional Rental.

                                    ARTICLE 8

                              TENANT FINANCIAL DATA

        8.1 RECORDATION OF SALES. At the time of a sale or other transaction, Tenant shall record the sale or other transaction either in a cash register or computer with sealed continuous tape or by using any other method of recording sequentially numbered purchases and keeping a cumulative total.

        8.2 BOOKS AND RECORDS. For a period of three (3) years following the submittal of its certified annual statement for each calendar or fiscal year, Tenant shall keep and maintain full and accurate books of account and records relative to transactions from the Premises in accordance with generally accepted accounting principles consistently applied. The books of account and records kept and maintained by Tenant for audit purposes shall include all records, receipts, journals, ledgers and documents reasonably necessary to enable Landlord or its auditors to perform a complete and accurate audit of Tenant's Gross Sales and Exclusions from Gross Sales in accordance with generally accepted accounting principles.

        8.3 AUDITS. Landlord, at any time within three (3) years after receipt of any certified annual statement and upon not less than fifteen (15) days' prior written notice to Tenant, may cause an audit to be made of Tenant's Gross Sales and Exclusions from Gross Sales and all of Tenant's records and books necessary to audit such items. Tenant shall make all such books and records available for the audit at the Premises or at Tenant's offices in the state in which the Premises are situated. If the audit discloses an underpayment of Percentage Rental, Tenant shall immediately pay to Landlord the amount of the underpayment, with interest at the "Interest Rate", as defined in Section 27.18, from the date the payment should have been made through and including the date of payment. If the audit discloses an underreporting of Gross Sales in excess of two percent (2%) of the reported Gross Sales, whether or not additional Percentage Rental is due, then Tenant shall also immediately pay to Landlord all reasonable costs and expenses incurred in the audit and in collecting the underpayment, including auditing costs and attorneys' fees. If the audit discloses an overpayment of Percentage Rental, Tenant shall be entitled to a credit in the amount of the overpayment against the next payment(s) of Percentage Rental due.

        8.4 FINANCIAL STATEMENTS. Within fifteen (15) days after Landlord's written request, Tenant shall furnish Landlord with financial statements including, but not limited to, balance sheets, profit and loss statements, income statements and statements of changes in financial condition reflecting Tenant's current financial condition, certified by Tenant or its financial officer. If Tenant is a publicly-traded corporation, delivery of Tenant's last published financial information shall be satisfactory for purposes of this
Section 8.4. Any information obtained from Tenant's financial statements shall be confidential and shall not be disclosed other than to carry out the purposes of this Lease; provided, however, Landlord shall incur no liability for the inadvertent disclosure of any such information. Landlord may divulge the contents of any financial statements in connection with any financing arrangement or sale of Landlord's interest in the Premises or Shopping Center or in connection with any administrative or judicial proceedings.


*** Confidential treatment requested.

                                    ARTICLE 9

                                      TAXES

        9.1     REAL PROPERTY TAXES.

                (a) As used in this Lease, the term "Taxes" shall include any form of tax or assessment, license fee, license tax, tax or excise on rental, or any other levy, charge, expense or imposition imposed by any Federal, state, county or city authority having jurisdiction, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement or special assessment district (individually and collectively, "Governmental Agencies") on any interest of Landlord or Tenant (including any legal or equitable interest of Landlord or its mortgagee, if any) in the Premises, the remainder of the Shopping Center or the underlying realty including, but not limited to: (i) Any impositions (whether or not such impositions constitute tax receipts to Governmental Agencies) in substitution, partially or totally, of any impositions now or previously included within the definition of real property taxes including, without limitation, those imposed or required by Governmental Agencies to increase tax increments to Governmental Agencies and for services such as fire protection, street, sidewalk and road maintenance, refuse removal or other governmental services formerly provided without charge to property owners or occupants; (ii) any impositions allocable to or measured by the area of the Premises, the sales generated from the Premises or any rental payable under this Lease; and (iii) any impositions upon this Lease transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. The term "Taxes" shall not include Landlord's general income taxes, inheritance, estate or gift taxes.

                (b) From and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rental, a share of the Taxes pursuant to subparagraph
(c) below. Taxes for any partial year shall be prorated. Landlord, at its option, may collect Tenant's payment of its share of Taxes after the actual amount of Taxes are ascertained or in advance, monthly or quarterly, based upon estimated Taxes. If Landlord elects to collect Tenant's share of Taxes based upon estimates, Tenant shall pay to Landlord from and after the Commencement Date, and thereafter on the first (1st) day of each month or quarter during the Term (as determined by Landlord), an amount estimated by Landlord to be the monthly or quarterly Taxes payable by Tenant. Landlord may periodically adjust the estimated amount. If Landlord collects Taxes based upon estimated amounts, then following the end of each calendar year or, at Landlord's option, its fiscal year, Landlord shall furnish Tenant with a statement covering the year just expired showing the total Taxes payable by Tenant for that year and the payments made by Tenant with respect to that year, as set forth above. If the actual Taxes payable for that year exceed Tenant's payments for that year, Tenant shall pay to Landlord the deficiency within ten (10) days after its receipt of the statement. If Tenant's payments exceed the actual Taxes payable for that year, Tenant shall be entitled to offset the excess against the next payment(s) of Taxes that become due to Landlord.

                (c) If the Premises and underlying realty are part of a larger parcel for assessment purposes or are within a multi-level building ("larger parcel"), Tenant's share of the Taxes shall be determined by multiplying all of the Taxes on the larger parcel, excluding Taxes on the "Common Area" (as defined in Section 13.1), by a fraction, the numerator of which shall be the Floor Area of the Premises and the denominator of which shall be the Floor Area in the larger parcel which is occupied as of the commencement of the applicable calendar or fiscal year, exclusive of the Common Facilities.

        9.2 OTHER PROPERTY TAXES. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, trade fixtures, leasehold improvements, merchandise and other personal property in, on or upon the Premises. If any such items of property are assessed with property of Landlord, then the assessment shall be equitably divided between Landlord and Tenant. Landlord shall reasonably determine the basis of prorating and dividing any of these assessments. No taxes, assessments, fees or charges referred to in this Section
9.2 shall be considered Taxes under the provisions of Section 9.1.

        9.3 CONTESTING TAXES. If Landlord contests any Taxes levied or assessed during the Term, Tenant shall pay to Landlord that portion of all costs incurred by Landlord in connection with such contest, pursuant to the formula set forth in Section 9.1(c) for the allocation of Taxes. If Landlord receives a refund pursuant to its contest of any Taxes, then, provided Tenant has paid its share of the total Taxes and its share of the costs incurred by Landlord in connection with such contest as required by this Article 9, Landlord shall reimburse Tenant that portion of the total refund prorated in the same manner as set forth in Section 9.1(c).

                                   ARTICLE 10

                                    UTILITIES

        10.1 TENANT'S PAYMENT OF UTILITY CHARGES. Tenant agrees to pay directly to the appropriate utility company all charges for utility services supplied to Tenant for which there is a separate meter and/or submeter to the Premises. Tenant agrees to pay to Landlord its share of all charges for utility services supplied to the Premises for which there is no separate meter or submeter upon billing by Landlord of Tenant's share based on the reasonable estimates of Landlord's consultant or engineer, or at Landlord's election Tenant shall pay Landlord's cost for installing separate meters and shall thereafter pay based upon such meters. If no such charges are established by Landlord, then the costs of such utilities shall be included as part of Common Area Expenses. Landlord shall have the right at any time and from time to time during the Term to either continue to contract with the existing provider of any utility service for the Premises or to contract with a different company to provide such service.

        10.2    LANDLORD'S OPTION TO PROVIDE UTILITIES.

                (a) Landlord shall have the option from time to time to supply any and all utilities to the Premises. If Landlord shall elect to supply any utilities to the Premises, Tenant will pay all charges, as Additional Rental, for its requirements for such service tendered by Landlord. Tenant shall pay Landlord, or Landlord's designated third party service provider, within (10) days after delivery to Tenant of statements therefor at the applicable rates determined by Landlord from time to time. Landlord agrees that such applicable rates shall not exceed the "all-inclusive" rate which the Tenant would be charged directly for the same service by the public utility company serving the general area in which the Premises is located, but in no event shall the applicable rate be less than Landlord's actual "all-inclusive" cost of providing such service.

                (b)     Without limitation on the foregoing provisions of this
Section 10.2, Landlord may discontinue providing any utilities then being provided by Landlord upon thirty (30) days' prior written notice to Tenant, in which event Tenant shall obtain such utilities directly from the applicable utility company, and be responsible for all of the costs therefor.

                (c) If Landlord supplies any utilities to the Premises, Landlord will require that Tenant at Tenant's expense maintain, repair and replace any portion of the systems and equipment therefor exclusively serving the Premises. Tenant acknowledges that the cost for maintenance and operation of the systems and equipment required to deliver the utilities to the Premises (and not maintained, repaired and replaced by Tenant pursuant to the immediately preceding sentence) is a component of Common Area Expenses, as defined in
Section 13.5, and subject to reimbursement under Section 13.6.

                (d) Tenant acknowledges that Landlord currently has elected to supply electricity to the Premises. With respect to such utility service, in each calendar or fiscal year, Tenant shall pay Landlord, as Additional Rental
(a) an annual amount in twelve (12) equal monthly installments together with Minimum Annual Rental (the "Electrical Facility Contribution"), determined by multiplying the amount set forth in Section 1.23 by the Floor Area of the Premises, to reimburse Landlord for the cost of providing the electrical systems necessary to supply electricity to the Premises, and (b) a one-time charge upon execution of this Lease equal to the amount set forth in Section 1.24, as a reimbursement to Landlord for the cost of the electrical meter servicing the Premises ("Electrical Meter Reimbursement").

        10.3 VENTILATING AND AIR-CONDITIONING. Exhibit "H" specifies the obligations of Landlord and Tenant (other than those obligations set forth in Article 13) regarding the ventilating and air-conditioning equipment and system serving the Premises or the Shopping Center. Tenant covenants and agrees to pay to Landlord, as Additional Rental and in the same manner as Minimum Annual Rental is payable, all charges as the same may be adjusted from time to time, and as more particularly set forth in said Exhibit H. Landlord, in its sole discretion, shall have the right, from time to time, to alter the ventilating and air conditioning systems and equipment serving the Shopping Center, or any part thereof, and Tenant agrees to execute and deliver to Landlord such documentation as may be required to effect such alteration.

        10.4 NO LIABILITY OF LANDLORD. Landlord shall not be liable in damages for any failure or interruption of any utility or service. No failure or interruption of any utility or service shall entitle Tenant to terminate this Lease or to discontinue making payment of Minimum Annual Rental, Percentage Rental or Additional Rental. If Tenant fails to pay when due any charges referred to in this Article 10, Landlord may pay the charge and Tenant shall reimburse Landlord, as Additional Rental, for any amounts so paid by Landlord within ten (10) days after demand therefor.

                                   ARTICLE 11

                          TENANT'S CONDUCT OF BUSINESS

        11.1 PERMITTED TRADE NAME AND USE. Tenant shall use the Premises solely under the trade name specified in Section 1.4 and shall not use the Premises under a different trade name without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall use the Premises solely for the use specified in Section 1.14. Tenant acknowledges that Tenant's agreement to use the Premises solely for the use specified in Section 1.14 is a material inducement to Landlord to enter into this Lease, and that Tenant shall not be permitted to change the use of the Premises without the prior written consent of Landlord, which consent Landlord may grant or withhold in its sole and absolute discretion. Tenant agrees that the foregoing provision is reasonable in light of Landlord's legitimate interest in determining the mix of uses which will be present in the Shopping Center.

        11.2 COVENANT TO OPEN AND OPERATE. Tenant covenants to open for business to the public in the Premises fully fixturized and stocked with merchandise and inventory, on or before the Commencement Date. From and after the Commencement Date, but subject to temporary closures necessitated by casualty, condemnation or permitted remodeling, Tenant shall operate continuously and uninterruptedly in the entire Premises the business which it is permitted to operate under the provisions of this Lease and, at all times, shall keep and maintain within the Premises an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary requirements of its customers.

        11.3 HOURS OF BUSINESS. From and after the Commencement Date, Tenant shall keep the entire Premises continuously open for business during the days and hours established by Landlord from time to time for the Shopping Center generally, including, but not limited to, all holidays except Thanksgiving Day, Christmas Day, New Year's Day and Easter Day. Subject to Article 17 and Section 27.25, Tenant shall pay to Landlord a Two Hundred Fifty Dollar ($250.00) per day penalty for each day that Tenant fails to continuously remain open for business during the hours previously established by Landlord. Tenant shall have its window displays, exterior signs and exterior advertising displays adequately illuminated continuously during those hours and days that the Premises are required to be open for business to the public.

        11.4 HOURS FOR DELIVERIES. Tenant shall use its best efforts to require all deliveries, (exclusive of United Parcel Service and U.S. Postal Service), loading, unloading and services to the Premises to be completed between 7:00 a.m. and 10:00 a.m. each day. All deliveries, loading, unloading and services to the Premises shall be accomplished within the service areas of the Shopping Center.

        11.5 RULES AND REGULATIONS. Tenant shall keep the Premises in a neat and clean condition, free from any objectionable noises, odors or nuisances, shall operate its business without unreasonable noise or vibration emanating from the Premises, and shall comply with all applicable health, safety and police laws, ordinances and regulations of any governmental authority having jurisdiction over the Premises or the Shopping Center. Tenant shall not sell merchandise from vending machines or allow any coin or token operated vending machine on the Premises, except those exclusively used by employees and pay telephones provided for the convenience of its customers. Tenant shall deposit trash and rubbish only within receptacles approved by Landlord Tenant shall cause trash receptacles to be emptied at Tenant's cost and expense; provided, however, at Landlord's option, Landlord may provide trash removal services, the cost of which shall be paid for by Tenant either (a) as a Common Area Expense, or (b) pursuant to an equitable proration of said costs by Landlord. Tenant shall not display or sell merchandise or allow carts, signs or any other object to be stored or to remain outside the Premises. Tenant shall not erect any aerial or antenna on the roof, exterior walls or any other portion of the Premises. Tenant shall not solicit or distribute materials in the Common Area. Landlord, from time to time, may establish further reasonable and non-discriminatory rules and regulations for the Shopping Center, and Tenant shall abide by same, Tenant shall neither conduct on the Premises, nor advertise with respect to the Premises, any liquidation, "going out of business", distress, "lost our lease" or similar sale.

        11.6 ADVERTISING MEDIA. Tenant shall not affix upon the Premises any sign, advertising placard, name, insignia, trademark, descriptive material or other like item unless approved by Landlord in writing, in advance, in accordance with Exhibit C. No advertising medium shall be utilized by Tenant which can be heard or seen outside the Premises including, without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios or televisions. Tenant shall not display, paint or place any handbill, bumper sticker or other advertising device on any vehicle parked in the Common Area. Tenant shall not distribute any handbills or other advertising matter in the Shopping Center. Notwithstanding the above, Tenant shall erect signs at its own expense in accordance with (a) the sign criteria established by Landlord, (b) the Final Plans, and (c) all applicable laws, ordinances and regulations, and shall maintain these signs in good condition and repair during the Term.

        11.7 RADIUS RESTRICTION. During the Term, neither Tenant nor any entity owned by or controlled directly or indirectly by or under common control with Tenant, nor any shareholder or partner holding more than fifty percent (50%) of the shares or partnership interest, as the case may be, of Tenant shall own, operate or have any financial interest in any business similar to the business of Tenant, as set forth in Section 1. 14, if such other business is opened after the Date of Lease specified in Section 1.1 and its front door or storefront opening is located within three (3) miles of the front door or storefront opening of the Premises. Without limiting Landlord's remedies if Tenant violates this covenant, Landlord, for so long as Tenant is operating the other business, may include the gross sales (as the term Gross Sales is defined in this Lease) of the other business in the Gross Sales made from the Premises for the purpose of computing Percentage Rental. Landlord or its authorized representative, at all reasonable times during the Term and for a period of at least three (3) years after expiration or earlier termination of this Lease, shall have the right to inspect, audit, copy and make extracts of the books, records and accounts pertaining to such other business, in the manner set forth in Section 8.3, for the purpose of determining and verifying the additional Percentage Rental due to Landlord pursuant to this Section 11.7.

        11.8 SHOPPING CENTER NAME. Tenant shall use the name of the Shopping Center in its advertising as the address reference for the Premises. Tenant shall not use the name of the Shopping Center for any other purpose. Landlord reserves the right, in its sole discretion, to change the name and logo of the Shopping Center at any time.

                                   ARTICLE 12

                      MAINTENANCE, REPAIRS AND ALTERATIONS

        12.1 LANDLORD'S MAINTENANCE OBLIGATIONS. Landlord shall maintain in good condition and repair the foundations, roofs and exterior surfaces of the exterior walls of all buildings (exclusive of doors, door frames, door checks, windows, window frames and, unless Landlord elects to include cleaning of the storefronts and storefront awnings of tenants of the Shopping Center as part of Common Area maintenance pursuant to Section

13.2 below, storefronts and storefront awnings); provided, however, if any repairs or replacements are necessitated by the negligence or willful acts of Tenant or anyone claiming under Tenant or by reason of Tenant's failure to observe or perform any conditions or agreements contained in this Lease, or caused by alterations, additions or improvements made by Tenant or anyone claiming under Tenant, the cost of same shall be the sole responsibility of Tenant. It is acknowledged by Tenant that the cost of some of Landlord's maintenance obligations referenced in the preceding sentence shall be prorated and paid as Common Area Expenses. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable for failure to make repairs required to be made by Landlord under the provisions of this Lease unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete the repairs within a reasonable period of time following receipt of Tenant's written notification. Tenant waives the provisions of Sections 1941 and 1942 of the Civil Code of the State of California, or any superseding statute, and of any other law permitting Tenant to make repairs at Landlord's expense.

        12.2 LANDLORD'S RIGHT OF ENTRY. Landlord, its agents, contractors, servants and employees may enter the Premises following reasonable notice to Tenant and Landlord's good faith efforts to coordinate such entry with Tenant's on-site management so as to minimize interference with Tenant's business operations (except in a case of emergency): (a) to examine the Premises; (b) to perform any obligation or exercise any right or remedy of Landlord under this Lease; (c) to make repairs, alterations, improvements or additions to the Premises or to other portions of the Shopping Center as Landlord deems necessary or desirable; (d) to perform work necessary to comply with laws, ordinances, rules or regulations of any public authority or of any insurance underwriter; and (e) to perform work that Landlord deems necessary to prevent waste or deterioration in connection with the Premises should Tenant fail to commence such repairs or, after commencing same, fail to diligently pursue such repairs to completion within three (3) days after written demand by Landlord. If Landlord makes any repairs which Tenant is obligated to make pursuant to the terms of this Lease, Tenant shall pay the cost of such repairs to Landlord, as Additional Rental, promptly upon receipt of a bill from Landlord for same. In exercising its right of entry herein provided, Landlord shall not materially and unreasonably interfere with the operation of Tenant's business on the Premises.

        12.3 TENANT'S MAINTENANCE OBLIGATIONS. Tenant, at its expense, shall keep the Premises and all utility facilities and systems exclusively serving the Premises ("Tenant Utility Facilities") in first-class order, condition and repair and shall make replacements necessary to keep the Premises and Tenant Utility Facilities in such condition. All replacements shall be of a quality equal to or exceeding that of the original. At the option of Landlord, (i) Tenant shall contract with a service company approved by Landlord for the regular (but not less frequently than quarterly) maintenance, repair and/or replacement (when necessary) of the heating, ventilating and air conditioning equipment serving the Premises and shall provide Landlord with a copy of any service contract within ten (10) days following its execution, or (ii) Landlord may contract with a service company of its own choosing (or provide such service itself) for the maintenance, repair and/or replacement of the heating, ventilating and air conditioning equipment serving the Premises and collect a reserve or bill Tenant for the cost of same, as Additional Rental. The sum so billed to Tenant shall become immediately due to Landlord. In either event, Landlord may elect to be responsible for the replacement, as necessary, of the heating, ventilating and air conditioning equipment or any elements, components or portions thereof, in which event Landlord shall have the right to establish and collect from Tenant, as Additional Rental, a reasonable reserve to be maintained by Landlord and used for the purpose of paying the cost of such replacement. Such reserve may, at Landlord's option, either be collected as part of Common Area Expenses or billed to Tenant separately.

        12.4 ALTERATIONS. After initially opening the Premises for business, without first obtaining the written approval of Landlord in accordance with the provisions of Exhibit C, Tenant shall not make or cause to be made to the Premises or the Tenant Utility Facilities any addition, renovation, alteration, reconstruction or change (collectively, "Alterations") (i) costing in excess of [***], (ii) involving structural changes or additions, (iii) affecting the exterior storefront, mechanical systems, fire sprinkler systems, exterior walls, floors, ceilings or roof of the Premises, (iv) erecting or increasing the size of an existing mezzanine, or (v) requiring or resulting in any penetration of the roof, demising walls or floor of the Premises. All Alterations shall be constructed in accordance with the provisions of Exhibit C.

                                   ARTICLE 13

                                   COMMON AREA

        13.1 DEFINITION OF COMMON AREA. The term "Common Area", as used in this Lease, shall mean all areas within the exterior boundaries of the Shopping Center and adjacent streets, now or later made available for the general use of Landlord and other persons entitled to occupy Floor Area in the Shopping Center (including all landscaping, parking areas, parking structures, if any, and other improvements and facilities), accordingly, without limiting the generality of the foregoing, Landlord may include in the Common Area those portions of the Shopping Center presently or later sold or leased to purchasers or tenants, as the case may be, until the commencement of construction of the building(s) thereon, at which time there shall be withdrawn from the Common Area those areas not provided by the owner or tenant for common use. At Landlord's election, Common Area also may include similar areas located within the exterior boundaries of the Adjacent Center and adjacent streets (whether or not the same is located on land constituting a separate legal parcel) and any "Shared Parking Areas" (as defined in Section 13.5) designated by Landlord.


*** Confidential treatment requested.

        13.2 MAINTENANCE AND USE OF COMMON AREA. Landlord shall maintain the Shopping Center in a first-class condition similar to other shopping centers in Orange County, California, however, the manner in which the Shopping Center shall be managed shall be determined by Landlord in its sole discretion. If any owner or tenant of any portion of the Shopping Center maintains its own Common Area (Landlord shall have the right to allow any purchaser or tenant to so maintain its own Common Area and to exclude such purchaser or tenant from participation in the payment of Common Area Expenses, as provided for in Sections 13.5 and 13.6), then Landlord shall not have responsibility for the maintenance of that portion of the Common Area. The use and occupancy by Tenant of the Premises shall include the non-exclusive use of the Common Area (except those portions of the Common Area on which have been constructed or placed permanent or temporary kiosks, displays, carts and stands and except areas used in the maintenance or operation of the Shopping Center) in common with Landlord and the other tenants of the Shopping Center and their customers and invitees, subject to rules and regulations concerning the use of the Common Area established by Landlord from time to time.

        13.3 CONTROL OF AND CHANGES TO COMMON AREA. Landlord shall have the sole and exclusive control of the Common Area, and the right to make changes to the Common Area. Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) utilize from time to time any portion of the Common Area for promotional, entertainment and related matters; (c) place permanent or temporary kiosks, displays, carts and stands in the Common Area and to lease same to tenants; (d) temporarily close any portion of the Common Area for repairs, improvements or Alterations, to discourage noncustomer use, to prevent dedication or an easement by prescription or for any other reason deemed sufficient in Landlord's reasonable judgment; and (e) renovate, upgrade or change the shape and size of the Common Area or add, eliminate or change the location of improvements to the Common Area including, without limitation, buildings, parking areas, roadways and curb cuts, and to construct buildings on the Common Area. Landlord may determine the nature, size and extent of the Common Area and whether portions of same shall be surface, underground or multiple-deck, as well as make changes to the Common Area from time to time which, in its opinion, are deemed desirable for the Shopping Center.

        13.4 PARKING. Tenant and its employees shall park their vehicles only in the parking areas from time to time designated for that purpose by Landlord. Without limiting the generality of the foregoing, if Landlord implements any program related to parking, parking facilities or transportation facilities including, but not limited to, any program of parking validation, employee shuttle transportation during peak traffic periods or other program to limit, control, enhance, regulate or assist parking by customers of the Shopping Center, Tenant agrees to participate in the program and to pay its proportionate share of the costs of the program under reasonable and nondiscriminatory rules and regulations from time to time established by Landlord. Tenant shall furnish Landlord with a list of its and its employees' vehicle license numbers at any time during the Term within ten (10) days after Landlord's written request. Tenant authorizes Landlord to tow, at Tenant's expense, any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions and/or to attach violation stickers or notices to any such vehicle. Tenant agrees to assume responsibility for compliance by its employees with these parking provisions and to indemnify and defend Landlord and its agents from and against all cost, expense and liability arising from Landlord's reasonable enforcement efforts. Tenant acknowledges that Tenant's customers shall use, in addition to the on-grade parking within the Shopping Center, the off-site parking areas of certain of the office parcels adjacent to the Shopping Center as designated from time to time by Landlord ("Shared Parking Areas"). Tenant agrees to pay its reasonably allocated share of the cost of the maintenance and operation of the Shared Parking Areas, billed by Landlord as part of Common Area expenses or as separately billed by the owners of such office parcels.

        13.5 COMMON AREA EXPENSES. The term "Common Area Expenses", as used in this Lease, shall mean all costs and expenses incurred by Landlord in (a) operating, managing, policing, insuring, repairing and maintaining the Common Area and the onsite management and/or security offices, merchants' association offices, postal services, parking structures, if any, nonprofit community buildings and child care centers located in the Shopping Center from time to time ("Common Facilities"), (b) maintaining, repairing and replacing the exterior surface of exterior walls (and storefronts and storefront awnings if Landlord has elected to include the cleaning of same as part of Common Area maintenance) and maintaining, repairing and replacing roofs of the buildings from time to time constituting the Shopping Center, and (c) operating, insuring (including reasonable reserves for deductibles and any self-insured retention), repairing, replacing and maintaining all utility facilities and systems including, without limitation, sanitary sewer lines and systems, fire protection lines and systems, security lines and systems and storm drainage lines and systems not exclusively serving the premises of any tenant or store ("Common Utility Facilities"), mall furniture and equipment, seasonal and holiday decorations, Common Area lighting fixtures, Shopping Center sign monuments and directional signage. Common Area Expenses shall include, without limitation, the following: Expenses for maintenance, landscaping, repaving, resurfacing, repairs, replacements, painting, lighting, cleaning, trash removal, security, fire protection and similar items; nonrefundable contributions toward reserves for replacements other than equipment; depreciation or rental on equipment; charges, surcharges and other levies related to the requirements of any Federal, state or local governmental agency; expenses related to the Common Utility Facilities; Taxes on the improvements and land comprising the Common Area; public liability and property damage insurance on the Common Area; standard "all risks" fire and extended coverage insurance with, at Landlord's option, an earthquake damage endorsement covering the Common Facilities; Tenant's reasonably allocated share of the costs of the maintenance and operation of the Shared Parking Areas; and a sum payable to Landlord for administration and overhead in an amount equal to [***] of the Common Area Expenses for the applicable year. Specifically excluded from the Common Area Expenses are "Food Court Expenses", as more particularly described in Section 13.7, below.


*** Confidential treatment requested.

        13.6 PRORATION OF COMMON AREA EXPENSES. Portions of the Shopping Center are, or may be, owned or leased from time to time by various persons or entities occupying freestanding facilities or other facilities containing a substantial amount of Floor Area and contributing to the Common Area Expenses on a basis other than that described herein (collectively, "Other Stores"). The contributions, if any, received from the Other Stores towards the Common Area Expenses shall be credited against the total Common Area Expenses and the balance thereof shall be prorated in the following manner:

                (a) From and after the Commencement Date, Tenant shall pay to Landlord, on the first (1st) day of each calendar month, an amount estimated by Landlord to be the monthly amount of Tenant's share of the Common Area Expenses. The estimated monthly charge may be adjusted periodically by Landlord on the basis of Landlord's reasonably anticipated costs.

                (b) Following the end of each calendar year or, at Landlord's option, its fiscal year, Landlord shall furnish to Tenant a statement covering the calendar or fiscal year (as the case may be) just expired, showing the actual Common Area Expenses for that year, the amount of Tenant's share of the Common Area Expenses for, that year and the monthly payments made by Tenant during that year for the Common Area Expenses. If Tenant's share of the Common Area Expenses exceeds Tenant's prior payments, Tenant shall pay to Landlord the deficiency within ten (10) days after receipt of such annual statement. If Tenant's payments for the calendar year exceed Tenant's actual share of the Common Area Expenses, and provided Tenant is not in arrears as to the payment of any Minimum Annual Rental, Percentage Rental or Additional Rental, Tenant may offset the excess against payments of Common Area Expenses next due Landlord. An appropriate proration of Tenant's share of the Common Area Expenses as of the Commencement Date and the expiration date of the Term shall be made.

                (c) Tenant's share of the Common Area Expenses shall be determined by multiplying the Common Area Expenses that remain after applying the contributions, if any, paid by the Other Stores (less reserves, to the extent available) by a fraction, the numerator of which is the number of square feet of Floor Area in the Premises and the denominator of which is the number of square feet of Floor Area in the Shopping Center and the Adjacent Center (if, pursuant to Section 13.1 above, Landlord elects to include within the Common Area those areas of the Adjacent Center provided for common use) occupied by tenants as of the commencement of the applicable calendar year or fiscal year (as the case may be) or, at Landlord's option, each calendar or fiscal quarter, exclusive of the Floor Area occupied by the Other Stores and exclusive of the Common Facilities.

                (d) Notwithstanding anything contained in this Section 13.6 to the contrary, tenants in the Shopping Center (and, if applicable, the Adjacent Center) that maintain, repair and replace the roofs located above their premises shall not be included in the proration of the Common Area Expenses relative to the roofs in the Shopping Center which are maintained by Landlord as part of the Common Area, and the Floor Area of such premises shall be excluded from the calculations made pursuant to Section 13.6(c) with respect to the maintenance, repair and replacement of roofs.

        13.7 FOOD COURT. Landlord has designated a portion of the Shopping Center in which the Premises is located as a food court ("Food Court"). Notwithstanding any term or provision of the Lease, Landlord shall have the right to change the shape, size, location, number and extent of the improvements to the Food Court and eliminate, add or relocate any improvements to any portion of the Food Court, including, without limitation, any seating areas, restrooms, trash facilities, dishwashing facilities, temporary or permanent kiosks, displays or stands.

        "Food Court Expenses", as used in this Lease, shall mean all costs and expenses incurred by Landlord in connection with the operation, management, policing, repair, maintenance and replacement of the Food Court, including, but not limited to, costs and expenses related to (i) the common seating areas located in the Food Court (including, but not limited to cleaning of the Food Court tables, chairs and floors and trash removal), (ii) all facilities servicing the Food Court (including, but not limited to employee restrooms, customer restrooms, trash facilities and dishwashing facilities, (iii) cleaning of common greaseshafts and fans in the Food Court, and (iv) a reasonable allowance to Landlord for Landlord's supervision of the operation, repair, maintenance and replacement of the Food Court in an amount equal to fifteen percent (15%) of the total of the Food Court Expenses for each year. The Food Court Expenses shall be prorated among, and paid by, only those tenants located within or near the Food Court and selling food or beverages ("Food Court Tenants"). If Tenant is located within or near the Food Court and selling food, Tenant's share of the Food Court Expenses shall be determined by multiplying the Food Court Expenses by a fraction, the numerator of which is the number of square feet of Floor Area in the Premises and the denominator of which is the number of square feet of Floor Area of stores located within or near the Food Court and selling food or beverages which are from time to time occupied and open for business as of the commencement of each calendar or fiscal year (as determined by Landlord).

        Tenant shall be provided statements for, and annual adjustments shall be made to, the Food Court Expenses in the same general manner provided for in the Lease with respect to Common Area Expenses as set forth in Section 13.6 (a) and
(b) of this Lease. Notwithstanding the foregoing, Tenant's obligation to pay its share of the Food Court Expenses shall in no way affect Tenant's obligations to pay its share of Common Area Expenses pursuant to this Article 13.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

        14.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not assign, sublet, enter into franchise, license or concession agreements, change ownership or voting control, or otherwise transfer (including any transfer by operation of law) all or any part of this Lease, Tenant's interest in the Premises or Tenant's business (collectively, "Assignment" or "Assign") without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, subject to the terms, covenants and conditions contained in this Lease. Under no circumstances shall Tenant mortgage, encumber, pledge or hypothecate this Lease or its interest in the Premises. If Tenant is a corporation which, under the then current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation or is an unincorporated association or partnership, the transfer, assignment or hypothecation, whether in one (1) transaction or a series of transactions, of any stock or interest in such corporation, association or partnership in excess of an aggregate of forty-nine percent (49%) shall be deemed an Assignment within the meaning and provisions of this Article 14.

        14.2 PROCEDURES. Should Tenant desire to enter into an Assignment, Tenant shall request, in writing, Landlord's consent to the proposed Assignment at least sixty (60) days before the intended effective date of the proposed Assignment, which request shall include the following: (a) full particulars of the proposed Assignment including its nature, effective date, terms and conditions, (b) a description of the identity, net worth and previous business experience of the proposed transferee (c) a complete business plan prepared by the proposed transferee; and (d) any further information relevant to the proposed Assignment which Landlord shall reasonably request.

        Within thirty (30) days after receipt of Tenant's request for consent to the proposed Assignment together with all of the above-required information, Landlord shall respond and shall have the right either to: (i) consent to the proposed Assignment; or (ii) refuse to consent to the proposed Assignment.

        14.3 STANDARD FOR CONSENT. Tenant agrees that Landlord may refuse its consent to the proposed transfer on any reasonable grounds, and (by way of example and without limitation) Tenant agrees that it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist: (a) the use to which the Premises will be put by the proposed transferee is different than the use set forth in Section 1.14; (b) the proposed transferee's financial condition is inadequate to support all of the financial and other obligations of Tenant under this Lease; (c) the business reputation or character of the proposed transferee is not reasonably acceptable to Landlord;
(d) the proposed transferee is not likely to conduct on the Premises a business of a quality substantially equal to that conducted by Tenant; (e) the nature of the proposed transferee's proposed or likely use of the Premises would impose an increased burden on the Common Area, or involve any increased risk of the presence, use, release or discharge of Hazardous Materials, as defined in
Section 27.29; (f) Landlord has not received assurances acceptable to Landlord in its sole discretion that all past due amounts owing from Tenant to Landlord, if any, will be paid and all other defaults on the part of Tenant, if any, will be cured prior to the effective date of the proposed Assignment; (g) in Landlord's reasonable business judgment the annual Percentage Rental Landlord anticipates receiving from the proposed transferee is less than the average annual Percentage Rental Landlord has received from Tenant during the two (2) years immediately prior to the proposed Assignment; and (h) in Landlord's reasonable business judgment the Assignment would breach any covenant of Landlord respecting radius, location, use or exclusivity relating to the Shopping Center, or, in Landlord's sole discretion, conflict with, be incompatible with or have an adverse impact on the tenant mix of the Shopping Center.

        Any purported Assignment without Landlord's prior written consent shall be void and of no force or effect and shall not confer any estate or benefit on anyone. Further, any such purported Assignment shall constitute an event of default by Tenant which shall not be susceptible to cure or rectification pursuant to Section 19.4 hereof. A consent to one (1) Assignment by Landlord shall not be deemed to be a consent to any subsequent Assignment to any other party.

        14.4 PERMITTED ASSIGNMENT. Provided Tenant is a publicly-traded corporation, Tenant shall have the right without Landlord's consent, to enter into an Assignment to any subsidiary corporation of Tenant, Tenant's parent corporation or to any corporation succeeding to substantially all of the assets Tenant as a result of a consolidation or merger, or to a corporation to which all or substantially all of the assets of Tenant have been sold ("Permitted Assignment"), provided that within fifteen (15) days after the effective date of any such transfer the assignee or sublessee executes and delivers to Landlord an instrument meeting the requirements of Section 14.6, and containing an express assumption of all of Tenant's obligations under this Lease.

        14.5 NO RELEASE. No Assignment, or Permitted Assignment, whether with or without Landlord's consent, shall relieve Tenant or ?? Guarantor hereunder from its covenants and obligations under this Lease.

        14.6 FORM. Any Assignment shall be evidenced by an instrument in form and content satisfactory to Landlord and executed by Tenant and the transferee, assignee, sublessee, licensee or concessionaire, as the case may be.

        14.7 RENTAL INCREASE. If Tenant assigns its interest in this Lease or sublets the Premises, other than in the case of a Permitted Assignment, the Minimum Annual Rental then payable by Tenant shall be increased, effective as of the date of such Assignment, to the greater of (a) an amount equal to the total of the Minimum

Annual Rental plus Percentage Rental required to be paid by Tenant pursuant to this Lease during the twelve (12) month period immediately preceding the request for Landlord's consent to the Assignment, or (b) a sum equal to the [***], as the same shall be agreed upon by Landlord and Tenant. In the event Landlord and Tenant are unable to agree upon the then fair market rental value of the Premises sixty (60) days prior to the effective date of the Assignment, [***].

        14.8 REASONABLENESS OF RESTRICTIONS. Tenant acknowledges and agrees that each of the rights of Landlord set forth in Section 14.3, above, in the event of a request for Landlord's consent to an Assignment is a reasonable restriction for purposes of California Civil Code, Section 1951.4.

        14.9 NO LIABILITY. Landlord shall have no liability for damages to Tenant or to any proposed transferee if it is adjudicated that Landlord's consent has been unreasonably withheld and such unreasonable withholding of consent constitutes a breach of this Lease or other duty to Tenant, the proposed transferee or any other person on the part of Landlord. In such event, Tenant's sole remedy shall be to have the proposed Assignment declared valid as if Landlord's consent had been given.

                                   ARTICLE 15

                      PROMOTIONAL SERVICES AND ADVERTISING

        15.1 ASSOCIATION OR PROMOTIONAL SERVICE. Tenant shall either (a) maintain membership in a merchants' association ("Association") or (b) participate in a promotional service ("Service") to be provided by Landlord. If Landlord has established an Association, Landlord may at any time discontinue the Association and establish a Service. If Landlord has established a Service, Landlord may at any time discontinue the Service and establish an Association.

        15.2 SERVICE. The purpose of a Service shall be to promote the Shopping Center for the benefit of all of the tenants therein. Landlord may select a committee to render advice to Landlord in connection with advertising or promotional activities. As compensation for directing the Service and for payment of the salaries of a promotional director, secretary and other personnel who, in Landlord's judgment, will effectively carry out the purposes of the Service, Landlord shall receive a sum not greater than [***] of the assessments collected and/or contributed by Landlord pursuant to the provisions of this
Article 15.

        15.3 ASSOCIATION. In the event an Association is established, Tenant shall become a member of the Association, maintain its membership in good standing, abide by the Association bylaws and regulations, pay its share of any other assessments which might be imposed by the Association and cooperate in the activities of the Association throughout the Term. If there is any conflict between the bylaws and/or regulations of the Association and the provisions of this Lease, this Lease shall control. The provisions of this Section 15.3 shall be deemed to be covenants for the benefit of Landlord and the Association and may be enforced by each of them. Further, Landlord agrees to become a member of the Association and to pay, on a noncumulative basis, an assessment equal to [***] of all monies collected by the Association from its members (excluding Landlord) each fiscal or calendar year (as the case may be).

        15.4 PROMOTIONAL CHARGE AND INITIAL PROMOTIONAL ASSESSMENT. Upon execution of this Lease, Tenant shall pay to Landlord, who shall receive same on behalf of the Association or the Service, as the case may be, an "Initial Promotional Assessment" in the amount specified in Section 1.15. Thereafter, Tenant shall pay to Landlord, as Tenant's share of costs of operation of the Association or Service, as the case may be, an annual charge ("Promotional Charge"). The Promotional Charge payable by Tenant for the first full or partial calendar or fiscal year (as determined by Landlord) of the Term shall be the sum determined by multiplying the number of square feet of Floor Area in the Premises by the sum specified in Section 1.16. The Promotional Charge payable by Tenant for each full or partial calendar or fiscal year thereafter shall be adjusted in accordance with the formula contained in the following paragraph.

        On each anniversary of the Commencement Date ("Adjustment Date"), the Promotional Charge shall be increased to reflect the greater of (i) any change in the cost of living, in accordance with the Index, as set forth in


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
Section 27.21 of this Lease, using as the Base Month the month ninety (90) days prior to the Commencement Date, and using as the Comparison Month the month ninety (90) days prior to the Adjustment Date, and (ii) [***] per square foot of Floor Area in the Premises.

        15.5 PAYMENT. Tenant's obligation to pay the Promotional Charge shall commence upon the Commencement Date. The Promotional Charge shall be paid by Tenant, as Additional Rental, (i) within ten (10) days of billing for same or, at Landlord's option, (ii) monthly or quarterly. In addition, Tenant agrees to pay, as Additional Rental, any and all charges incurred in the collection of the Promotional Charge from Tenant, including attorneys' fees and costs of suit, if any, which the Association or Landlord may incur, as the case may be, in connection with the collection of same, plus interest at the maximum lawful rate from and after the due date to and including the date of payment.

        15.6 ADVERTISING. In addition to the Promotional Charge and Initial Promotional Assessment, from and after the Commencement Date Tenant shall expend each calendar year for advertising a sum not less than [***] of its Gross Sales for the calendar year. Tenant shall designate the location of the Premises by, reference to the Shopping Center by name in its advertising. The advertising shall be in newspapers, tabloids, direct mailings or other media covering the trade area served by the Shopping Center. Further, the advertising shall include annual participation in at least one (1) tabloid for direct mailing sponsored by the Association or Service. Tenant shall furnish to Landlord with its annual report of Gross Sales, and at any time upon request by Landlord, a certified statement showing the amounts expended for advertising. If Tenant fails to so advertise, Tenant shall pay to Landlord, upon demand, the difference between (a) the amount actually expended by Tenant for advertising during the preceding calendar year, and (b) the amount which Tenant was required to expend for advertising during the applicable calendar year, as required pursuant to this
Article 15.

                                   ARTICLE 16

                                    INSURANCE

        16.1 TENANT'S INSURANCE. Tenant, at its sole cost and expense, commencing on the earlier of the date of [***], or (ii) the date [***], and continuing during the Term, shall procure, pay for and keep in full force and effect the following types of insurance, in at least the amounts and in the forms specified below:

                (a) Comprehensive or commercial general liability insurance with coverage limits of not less than the combined single limit for bodily injury, personal injury, death and property damage liability per occurrence specified in Section 1.17 or the limit carried by Tenant, whichever is greater, insuring against any and all liability of the insureds with respect to the Premises or arising out of the maintenance, use or occupancy of the Premises or related to the exercise of any rights of Tenant pursuant to this Lease, subject to increases in amount as Landlord may reasonably require from time to time. All such liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property set forth in Section 16.6. Further, all such liability insurance shall include, but not be limited to, personal injury, blanket contractual, cross-liability and severability of interest clauses, products/completed operations, broad form property damage, independent contractors, owned, nonowned and hired vehicles and, if alcoholic beverages are served, sold, consumed or obtained in the Premises, liquor law liability.

                (b) Worker's compensation coverage as required by law, including employer's liability coverage, with a limit of not less than [***] and waiver by Tenant's insurer of any right of subrogation against Landlord and Landlord's property manager by reason of any payment pursuant to such coverage.

                (c) Business interruption or loss of income insurance in amounts sufficient to insure Tenant's business operations for a period of not less than one (1) year.

                (d) Plate glass insurance covering all plate glass on the Premises at full replacement value. Tenant shall have the option either to insure this risk or to self-insure.

                (e) Insurance covering all of Tenant's Work, Tenant's leasehold improvements, Alterations permitted under Article 12, trade fixtures, merchandise and personal property from time to time in, on or about the Premises in an amount not less than their full replacement value from time to time, including replacement cost, endorsement, providing protection against any peril included within the classification Fire and Extended Coverage, sprinkler damage, vandalism, malicious mischief and such other additional perils as covered in an "all risks" standard insurance policy. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 17.

                (f) Any insurance policies designated necessary by Landlord with regard to Tenant's, or Tenant's contractors', construction of Tenant's Work, as well as with regard to the construction of Alterations including, but not limited to, contingent liability and "all risks" builders' risk insurance, in amounts acceptable to Landlord.

        16.2 POLICY FORM. All policies of insurance required of Tenant herein shall be issued by insurance companies with general policy holder's rating of not less than A and a financial rating of not less than Class X as

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                                      -15-
rated in the most current available "Best's Key Rating Guide", and which are qualified to do business in the State of California. All such policies, except for the Worker's Compensation coverage, name and shall be for the mutual and joint benefit and protection of Landlord, Tenant and Landlord's agents and mortgagee(s) or beneficiary(ies), as additional insureds. The policies described in subparagraphs (c) and (e) of Section 16.1 shall also name Landlord and Landlord's mortgagee(s) or beneficiary(ies) as loss payees. Executed copies of the policies of insurance or certificates thereof shall be delivered to Landlord prior to Tenant, its agents or employees entering the Premises for any purpose. Thereafter, executed copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each policy. All policies of insurance delivered to Landlord must contain a provision that the company writing the policy will give to Landlord thirty (30) days' prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All policies required of Tenant herein shall be endorsed to read that such policies are primary policies and any insurance carried by Landlord or Landlord's property manager shall be noncontributing with such policies. No policy required to be maintained by Tenant shall have a deductible greater than Twenty-Five Thousand Dollars (S25,000.00) unless approved in writing by Landlord.

        16.3 BLANKET POLICIES. Notwithstanding anything to the contrary contained in this Article 16, Tenant's obligation to carry insurance may be satisfied by coverage under a so-called blanket policy or policies of insurance; provided, however, that the coverage afforded Landlord will not be reduced or diminished and the requirements set forth in this Lease are otherwise satisfied by such blanket policy or policies.

        16.4 INCREASED PREMIUMS DUE TO USE OF PREMISES. Tenant shall not do any act in or about the Premises which will tend to increase the insurance rates upon the Premises or the Shopping Center of which the Premises are a part. Tenant agrees to pay to Landlord, upon demand, the amount of any increase in premium for insurance resulting from Tenant's use of the Premises, whether or not Landlord shall have consented to the act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of the electrical lines servicing the Premises, Tenant, at its own expense, shall make whatever changes are necessary to comply with the requirements of the insurance underwriters and any appropriate governmental authority.

        16.5 REIMBURSEMENT OF INSURANCE PREMIUMS BY TENANT. Landlord, at all times from and after Substantial Completion of the Premises, shall maintain in effect during the Term a policy or policies of insurance covering the building of which the Premises are a part (including boiler and machinery) in an amount not less than [***] of the full replacement cost (exclusive of the cost of excavations, foundations and footings) or the amount of insurance Landlord's mortgagee(s) or beneficiary(ies) may require Landlord to maintain, whichever is the greater, providing protection against any peril generally included in the classification "Fire and Extended Coverage", loss of rental income insurance and such other additional insurance as covered in an "all risks" standard insurance policy, with earthquake coverage insurance if deemed necessary by Landlord in Landlord's sole judgment or if required by Landlord's mortgagee(s) or beneficiary(ies) or by any Federal, state, county, city or local authority. Landlord's obligation to carry this insurance may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord. From and after the Commencement Date, Tenant agrees to pay to Landlord, as Additional Rental, its share of the cost to Landlord of this insurance, including reasonable reserves for deductibles and any self-insured retention. The cost of such insurance for any partial year of the Term shall be prorated. Payment shall be made in the same manner set forth for payment of Taxes in Section 9.1 (b). Tenant's share of the premiums for this insurance shall be a fractional portion of the premiums, the numerator of which shall be the Floor Area of the Premises and the denominator of which shall be the Floor Area of all areas which are covered by this insurance and are occupied as of the commencement of the applicable calendar or fiscal year, exclusive of the Common Facilities.

        16.6 INDEMNITY. "Landlord" for the purposes of this Section 16.6 shall mean and include Landlord and Landlord's directors, officers, shareholders, agents and employees. To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person occurring from and after Substantial Completion of the Premises (or such earlier date if Tenant is given earlier access to the Premises) from any cause whatsoever related to the use, occupancy or enjoyment of the Premises by Tenant or any person thereon or holding under Tenant including, but not limited to, damages resulting from any labor dispute. Tenant shall pay for, defend (with an attorney approved by Landlord), indemnify, and save Landlord harmless against and from any real or alleged damage or injury and from all claims, judgments, liabilities, costs and expenses, including attorneys' fees and costs, arising out of or connected with Tenant's use of the Premises and its facilities, or any repairs, Alterations or improvements (including original improvements and fixtures specified as Tenant's Work) which Tenant may make or cause to be made upon the Premises, any breach of this Lease by Tenant and any loss or interruption of business or loss of rental income resulting from any of the foregoing; provided, however (and though Tenant shall in all cases accept any tender of defense of any action or proceeding in which Landlord is named or made a party and shall, notwithstanding any allegations of negligence or misconduct on the part of Landlord, defend Landlord as provided herein), Tenant shall not be liable for such damage or injury to the extent and in the proportion that the same is ultimately determined to be attributable to the negligence or misconduct of Landlord. This obligation to indemnify shall include all of Landlord's attorneys' fees, litigation costs, investigation costs and court costs and all other costs, expenses and liabilities incurred by Landlord or its counsel from the first notice that any claim or demand is to be made or may be made. Tenant's obligations under this Section 16.6 shall survive the termination of this Lease.


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                                      -16-

        16.7 WAIVER OF SUBROGATION. Except to the extent that insurance required to be maintained by Tenant pursuant to this Article 16 covers loss to Landlord, Landlord and Tenant each waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents, or to other portions of the Shopping Center arising from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease. The insurance policies obtained by Landlord and Tenant pursuant to this Lease shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against the noninsuring party. If Landlord has contracted with a third party for the management of the Shopping Center, the waiver of subrogation by Tenant herein shall also run in favor of such third party.

        16.8 FAILURE BY TENANT TO MAINTAIN INSURANCE. If Tenant refuses or neglects to secure and maintain insurance policies complying with the provisions of this Article 16, Landlord may secure the appropriate insurance policies and Tenant shall pay, upon demand, the cost of same to Landlord, as Additional Rental.

        16.9 SUFFICIENCY OF COVERAGE. Neither Landlord nor any of Landlord's agents make any representation that the types of insurance and limits specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. Nothing contained herein shall limit Tenant's liability under this Lease.

                                   ARTICLE 17

                                     DAMAGE

        17.1 INSURED CASUALTY. In the case of damage by fire or other perils covered by the insurance specified in Section 16.5, the following provisions shall apply:

                (a) Within a period of sixty (60) days after all applicable permits have been obtained, Landlord shall commence such repair, reconstruction and restoration of the Premises as Landlord, in its reasonable business judgment, deems necessary, and shall diligently prosecute the same to completion; provided, however, that Tenant, at its cost, shall repair and restore all items of Tenant's Work and replace its stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence this work promptly upon delivery of possession of the Premises to Tenant and shall diligently prosecute same to completion.

                (b) Notwithstanding the foregoing, if the Premises is totally destroyed, or if the Shopping Center is destroyed to an extent of at least fifty percent (50%) of the then full replacement cost thereof as of the date of destruction, then (i) if the destruction occurs during the last two (2) years of the Term, Landlord and Tenant shall each have the right to terminate this Lease, and (ii) if the destruction occurs prior to the last two (2) years of the Term, Landlord shall have the right to terminate this Lease. In each case, the termination right shall be exercised by the terminating party giving written notice to the other party within thirty (30) days after the date of destruction. If Landlord terminates this Lease pursuant to (ii) above, then upon Landlord's receipt of any insurance proceeds payable by reason of such destruction, Landlord shall pay to Tenant from such proceeds an amount equal to the unamortized book value of Tenant's leasehold improvements paid for by Tenant and Tenant's fixtures and equipment which are not capable of removal from the Premises, reduced by the amount of proceeds of any insurance carried or required to be carried by Tenant on such items pursuant to Article 16.

        17.2 UNINSURED CASUALTY. If the Premises or the Shopping Center are damaged as a result of any casualty not covered by the insurance specified in
Section 16.5, Landlord, within ninety (90) days following the date of such damage, shall commence repair, reconstruction or restoration of the Premises to the extent provided herein and shall diligently prosecute the same to completion or, if the damage to the Premises, or to the buildings in the Shopping Center excluding the Premises, and excluding any freestanding buildings, is greater than ten percent (10%) of the total replacement cost, Landlord may elect within said ninety (90) days not to so repair, reconstruct or restore the damaged property, in which event, at Landlord's option, this Lease shall cease and terminate upon the expiration of such ninety (90) day period. In the event Landlord elects to restore the Premises, Tenant shall have the same repair, restoration and replacement obligations it has pursuant to Section 17.1 (a).

        17.3 DISTRIBUTION OF PROCEEDS. In the event of the termination of this Lease pursuant to this Article 17, all proceeds from the Fire and Extended Coverage insurance carried pursuant to Article 16 and all insurance covering Tenant's Work and Tenant's leasehold improvements, but excluding proceeds for trade fixtures, merchandise, signs and other personal property, shall be disbursed and paid to Landlord.

        17.4 ABATEMENT. In the event of repair, reconstruction and restoration, as provided in this Article 17, and, provided Tenant has maintained the business interruption or loss of income insurance required pursuant to
Article 16, to the extent that the proceeds of such business interruption or loss of income insurance may be exhausted during the period of repair, reconstruction and restoration, Minimum Annual Rental payable hereunder shall be thereafter abated proportionately with the degree to which Tenant's use of the Premises is impaired during the remainder of the period of repair, reconstruction and restoration; provided, however, the amount of Minimum Annual Rental abated pursuant to this Section 17.4 shall in no event exceed the amount of loss of rental income insurance proceeds actually received by Landlord. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and the obligation of Tenant to pay Percentage Rental and Additional Rental shall remain in full force and effect. Tenant shall not be entitled to any compensation or damage from Landlord for loss of use of the whole or any part of the Premises or the building of which the Premises are a part, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

        17.5 WAIVER OF TERMINATION. Tenant waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises.

                                   ARTICLE 18

                                 EMINENT DOMAIN

        18.1 TAKING. The term "Taking", as used in this Article 18, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

        18.2 TOTAL TAKING. In the event of a Taking of the entire Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after the date of such termination, but Minimum Annual Rental, Percentage Rental and Additional Rental for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Minimum Annual Rental and Additional Rental paid in advance.

        18.3 PARTIAL TAKING. If there is a Taking of (a) more than twenty-five percent (25%) of the Floor Area of the Premises or, (b) a portion of the Premises and, regardless of the amount taken, the remainder of the Premises is not one (1) undivided parcel of property, either Landlord or Tenant may terminate this Lease, as of the date Tenant is required to vacate a portion of the Premises, upon giving notice in writing of such election to the other party within thirty (30) days after receipt by Tenant from Landlord of written notice that a portion of the Premises has been so appropriated or taken.

        18.4 AWARD. The entire award or compensation in any such condemnation proceeding, whether for a total or partial Taking, or for diminution in the value of the leasehold or for the fee, shall belong to and be the property of Landlord; and, in any event, the holder of any mortgage or deed of trust encumbering the Shopping Center shall have a first priority to the extent of the unpaid balance of principal and interest on its loan. Without derogating the rights of Landlord or said lender under the preceding sentence, Tenant shall be entitled to recover from the condemning authority such compensation as may be separately awarded by the condemning authority to Tenant or recoverable from the condemning authority by Tenant in its own right for the taking of trade fixtures and equipment owned by Tenant and for the expense of removing and relocating its trade fixtures and equipment, but only in the event that the compensation awarded to Tenant shall be in addition to and shall not diminish the compensation awarded to Landlord as provided above.

        18.5 CONTINUATION OF LEASE. In the event of a Taking, if Landlord and Tenant elect not to terminate this Lease as provided above (or have no right to so terminate), Landlord agrees, at Landlord's cost and expense as soon as reasonably possible after the Taking, to restore the Premises (to the extent of the condemnation proceeds) on the land remaining to a complete unit of like quality and character as existed prior to the Taking and, thereafter, Minimum Annual Rental shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining, and Landlord shall be entitled to receive the total award or compensation in such proceedings.

                                   ARTICLE 19

                               DEFAULTS BY TENANT

        19.1 EVENTS OF DEFAULT. Should Tenant at any time be in default with respect to any payment of Minimum Annual Rental, Percentage Rental, Additional Rental or any other charge payable by Tenant pursuant to this Lease for a period of five (5) days after written notice from Landlord to Tenant (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute), or should Tenant be in default in the prompt and full performance of any other of its promises, covenants or agreements herein contained for more than a reasonable time (in no event to exceed ten (10) days) after written notice thereof from Landlord to Tenant specifying the particulars of the default (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute), or should Tenant vacate or abandon the Premises, or should Tenant make any general assignment for the benefit of creditors, or should there be filed against Tenant a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, same is dismissed within sixty (60) days), or should Tenant institute any proceedings under the Bankruptcy Code or any similar or successor statute, code or act, or should an appointed trustee or receiver take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within thirty
(30) days, or should substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease be attached or judicially seized where the seizure is not discharged within thirty (30) days, then Landlord may treat the occurrence of any one (1) or more of the foregoing events as a breach of this Lease and, in addition to any or all other rights or remedies of Landlord by law provided, Landlord shall have the right, at

Landlord's option, without further notice or demand of any kind to Tenant or any other person, (a) to declare the Term ended and to re-enter and take possession of the Premises and remove all persons therefrom, or (b) without declaring this Lease terminated and without terminating Tenant's right to possession, to re-enter the Premises and occupy the whole or any part for and on account of Tenant and to collect any unpaid rentals and other charges which have become payable or which may thereafter become payable, or (c) even though it may have re-entered the Premises as provided in subparagraph (b) above, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. In any case in which Landlord shall re-enter and occupy the whole or any part of the Premises, by unlawful detainer proceedings or otherwise, Landlord, at its option, may repair, alter, subdivide or change the character of the Premises from time to time in such manner as Landlord deems best, may relet the Premises or any part thereof and receive the rents therefor, and none of such actions shall constitute a termination of this Lease, a release of Tenant from any liability hereunder, or result in the release or exoneration of any Guarantor. Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Minimum Annual Rental, Percentage Rental, Additional Rental or other charges later accruing by any re-entry of the Premises pursuant to Section 19.1 (b) above, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease.

        19.2 TERMINATION OF LEASE. Should Landlord elect to terminate this Lease pursuant to the provisions of Sections 19.1 (a) or (c) above, Landlord may recover from Tenant, as damages, the following: (a) The worth at the time of award of any unpaid rental which had been earned at the time of the termination, plus (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided, plus
(c) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, plus (d) any other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to, any costs or expenses incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorneys' fees therefor, (ii) maintaining or preserving the Premises after any default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises, (iv) leasing commissions, or (v) any other costs necessary or appropriate to relet the Premises, plus (e) at Landlord's election, any other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

        As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the maximum lawful rate. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Shopping Center at the time of award plus [***].

        19.3 DEFINITION OF RENTAL. For purposes of this Article 19 only, the term "rental" shall be deemed to be Minimum Annual Rental, Percentage Rental, Additional Rental and all other sums required to be paid by Tenant pursuant to the terms of this Lease. All sums, other than Minimum Annual Rental, shall, for the purpose of calculating any amount due under the provisions of Section 19.2(c) above, be computed on the basis of the average monthly amount accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute these sums before the sixty (60) month period has occurred, then these sums shall be computed on the basis of the average monthly amount accruing during the shorter period.

        19.4 NONMONETARY DEFAULTS. Notwithstanding any other provision of this Article 19, if the default complained of, other than a default for the payment of monies, cannot be rectified or cured within the period requiring rectification or curing, as specified in the written notice relating to the default, then, as to a default susceptible to being cured, the default shall be deemed to be rectified or cured if Tenant, within the notice period, shall have commenced to rectify or cure the default and shall thereafter diligently and continuously prosecute same to completion.

        19.5 ASSIGNMENT OF RENTS AND PROFITS. In the event of default by Tenant hereunder, Tenant hereby grants to and confers upon Landlord the right, power and authority, at Landlord's sole option and without affecting any of Landlord's other rights or remedies hereunder, to collect all rents and profits received by Tenant as a result of the possession by Tenant of the Premises. Such amounts shall include, but shall not be limited to, amounts due under sublease, license or concession arrangements. Upon any such default, Landlord shall have the right to collect such rents and profits, including those past due and unpaid. The collection of such rents and profits shall not cure, waive or satisfy any default or notice of default hereunder.

                                   ARTICLE 20

                              DEFAULTS BY LANDLORD

        20.1 LANDLORD'S LIABILITY. If Landlord fails to perform any of the covenants, provisions or conditions contained in this Lease on its part to be performed within thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to diligently proceed to commence to cure the default after written notice), then Landlord shall be liable to Tenant for all damages sustained by Tenant as a direct result of Landlord's breach and Tenant shall not be entitled to terminate this Lease as a result thereof. It is expressly understood and agreed that any judgment against Landlord resulting



*** Confidential treatment requested.

from any default or other claim under this Lease shall be satisfied only out of the net rents, issues, profits and other income actually received from the operation of the Shopping Center, and Tenant shall have no claim against Landlord (as Landlord is defined in Section 16.6) or any of Landlord's personal assets for satisfaction of any judgment with respect to this Lease.

        20.2 CURE BY ASSIGNEE. If any part of the Premises is at any time subject to a first mortgage or a first deed of trust, and this Lease or the rentals due from Tenant hereunder are assigned by Landlord to a mortgagee, trustee or beneficiary ("Assignee" for purposes of this Article 20 only) and Tenant is given written notice of the assignment including the post office address of Assignee, then Tenant shall also give written notice of any default by Landlord to Assignee, specifying the default in reasonable detail and affording Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when Assignee has made performance on behalf of Landlord, the default shall be deemed cured.

                                   ARTICLE 21

               SUBORDINATION, ATTORNMENT AND TENANT'S CERTIFICATE

        21.1 SUBORDINATION. Upon written request of Landlord, Landlord's mortgagee, the beneficiary of a deed of trust of Landlord or a lessor of Landlord, Tenant will subordinate its rights pursuant to this Lease in writing
(a) to the lien of any mortgage, deed of trust or the interest of any lease in which Landlord is the lessee (or, at Landlord's option, cause the lien of said mortgage, deed of trust or the interest of any lease in which Landlord is the lessee to be subordinated to this Lease), (b) to the Agreements referred to in
Article 25, (c) upon any building hereafter placed upon the land of which the Premises are a part, and (d) to all advances made or hereafter to be made upon the security thereof.

        21.2 ATTORNMENT. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord encumbering the Premises, or should a lease in which Landlord is the lessee be terminated, Tenant shall attorn to the purchaser or lessor under such lease upon any foreclosure, sale or lease termination and recognize the purchaser or lessor as Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease.

        21.3 TENANT'S CERTIFICATE. Tenant agrees, upon not less than ten (10) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing in substantially the form of Exhibit "F" hereto or in such other form as may be required by Landlord's mortgagee or beneficiary ("Tenant's Certificate"). It is intended that any Tenant's Certificate delivered pursuant hereto may be relied upon by Landlord, any prospective tenant of the Premises, any current or prospective mortgagee or beneficiary, or by any other party who may reasonably rely on such statement. At Landlord's option, the failure to deliver such Tenant's Certificate within such time shall be a default under this Lease by Tenant, and it shall be conclusively presumed, and shall constitute a representation and warranty by Tenant, that (i) this Lease is in full force and effect without modification, and (ii) Landlord is not in breach or default of any of its obligations under the Lease.

                                   ARTICLE 22

                                SECURITY DEPOSIT

        22.1 SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord the sum specified in Section 1.19 ("Security Deposit"). The Security Deposit shall be held by Landlord, without obligation or liability for payment of interest thereon, as security for the faithful performance by Tenant of all of the terms of this Lease to be observed and performed by Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds.

        22.2 APPLICATION OF SECURITY DEPOSIT. Should Tenant be in default of any provision of this Lease at any time during the Term hereof, Landlord may, at its option and without prejudice to any other remedy which Landlord may have at law or in equity, apply the Security Deposit or any portion thereof same toward payment of Minimum Annual Rental, Percentage Rental, Additional Rental or to any loss or damage sustained by Landlord due to the default on the part of Tenant. Within five (5) days after written demand by Landlord, Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the original sum deposited, and Tenant's failure to do so shall constitute a material default under this Lease.

        22.3 REFUND. Should Tenant perform all of its obligations under this Lease, the Security Deposit or any balance thereof then remaining shall be returned to Tenant within sixty (60) days of the expiration of the Term or the earlier termination of this Lease. Tenant hereby expressly waives the benefit of any statutory right to the return of any unused portion of the Security Deposit earlier than sixty (60) days after the expiration of the Term or earlier termination of this Lease.

        22.4 SALE OF PREMISES. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Premises and Landlord shall then be discharged from any further liability with respect to the Security Deposit. This
Section 22.4 shall also apply to any subsequent transfer of Landlord's interest in the Premises.

                                   ARTICLE 23

                                 QUIET ENJOYMENT

        Upon Tenant's payment of Minimum Annual Rental, Percentage Rental and Additional Rental and its observation and performance of all of the covenants, terms and conditions of this Lease to be observed and performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises from and after delivery thereof to Tenant; subject, however, to (a) the rights of the parties as set forth in this Lease, (b) any mortgage or deed of trust to which this Lease is subordinate, (c) any ground or underlying leases, agreements and encumbrances to which this Lease is subordinate, (d) all matters of record, and
(e) disturbances, odors and similar inconveniences which are commonly associated with shopping centers of the type and size of the Shopping Center and/or with tenants located in such shopping centers.

                                   ARTICLE 24

                                     NOTICES

        Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Every provision of this Lease which provides that either party shall notify the other of any particular matter shall be governed by this Section. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by telegram, mailgram or same-day or overnight private courier, addressed to the party to be served at the address indicated in Section 1.22 or such other address as the party to be served may from time to time designate in a Notice to the other party. Notice personally served shall be effective when delivered to the party upon whom such Notice is served. If served by registered or certified mail, Notice shall be conclusively deemed served on the date shown on the return receipt, but if delivery is refused or the Notice is unclaimed, Notice shall conclusively be deemed given forty eight (48) hours after mailing. If served by telegram, mailgram or private courier, Notice to the addressee shall be conclusively deemed given as confirmed by the telegraphic agency or private courier service making delivery. Copies of any Notice shall be sent to the addresses, if any, designated for service of copies of Notices in Section 1.22; but the inadvertent failure to serve a copy of a Notice, either to the address so designated or in the manner provided in this Section, shall not render service of Notice invalid if the original Notice is served in accordance with this Section. Notice given by facsimile or telecopy shall not be effective unless receipt of such Notice is acknowledged by the recipient in writing, in which case the effective date of such Notice shall be the date of such written acknowledgement.

                                   ARTICLE 25

                                TITLE OF LANDLORD

        Landlord covenants that, as of the date of this Lease, there are no liens upon its estate other than (a) covenants, conditions, restrictions, easements, ground leases, mortgages or deeds of trust (collectively, "Agreements"); (b) liens and encumbrances which do not prevent Tenant from using the Premises as permitted by this Lease; (c) the effect of any zoning laws of the city, county and state where the Shopping Center is situated, and (d) general and special taxes not delinquent. Tenant agrees that (i) as to its leasehold estate, it and all persons in possession or holding under it will conform to and will not violate the terms of the Agreements or any matters of record, and (ii) this Lease is subordinate to the Agreements and any amendments or modifications thereto; provided, however, if the Agreements are not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the Agreements upon recordation so long as the Agreements do not prevent Tenant from using the Premises for the use set forth in Section 1.14. Tenant further agrees to execute and return to Landlord, within ten (10) days of written demand by Landlord, an agreement in recordable form subordinating this Lease to the Agreements.

                                   ARTICLE 26

                           SHOPPING CENTER REMODELING

        At any time during the Term, Landlord may remodel or expand, in any manner, the existing Shopping Center, which work may include the addition of shops and/or the addition of new buildings to the Shopping Center (collectively, "Remodeled Center"). If Landlord deems it necessary for construction personnel to enter the Premises in order to construct the Remodeled Center, Landlord shall give Tenant no less than fifteen (15) days' prior notice and Tenant shall allow such entry. Landlord shall use reasonable efforts to complete the work affecting the Premises in an efficient manner so as not to interfere unreasonably with Tenant's business. Tenant shall not be entitled to any damages or to reduction in Minimum Annual Rental, Percentage Rental or Additional Rental for any interference or interruption of Tenant's business upon the Premises or for any inconvenience caused by such construction work. Landlord shall have the right to use a portion of the premises to accommodate any structures required for the Remodeled Center. If, as a result of Landlord utilizing a portion of the Premises for such purpose, there is a permanent increase or decrease in the Floor Area of the Premises of one percent (1%) or more, there shall be a proportionate adjustment of Minimum Annual Rental and all other charges based on Floor Area. During the course of construction, Tenant shall continue to pay Minimum Annual Rental, Percentage Rental and Additional Rental.

                                   ARTICLE 27

                                  MISCELLANEOUS

        27.1 WAIVER. Any waiver by either party of a breach by the other party of a covenant of this Lease shall not be construed as a waiver of a subsequent breach of the same covenant. The consent or approval by either party to anything requiring such party's consent or approval shall not be deemed a waiver of such party's right to withhold consent or approval of any subsequent similar act. No breach of a covenant of this Lease shall be deemed to have been waived by the other party unless the waiver is in writing and is signed by such party.

        27.2 RIGHTS CUMULATIVE. Except as provided herein to the contrary, and subject to the specific limitations contained in Article 20, the respective rights and remedies of the parties specified in this Lease shall be cumulative and in addition to any rights and remedies not specified in this Lease.

        27.3 ENTIRE AGREEMENT LIMITATION OF ACTIONS. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Landlord and Tenant. Confirming the understandings and agreements described in this Section 27.3, Tenant agrees to execute and deliver to Landlord Tenant's Estoppel in the form and within the content of Exhibit G attached hereto ("Tenant's Estoppel") concurrently with Tenant's execution and delivery of this Lease. Any claim, demand, cause of action or defense of any kind by Tenant which is based on or arises in connection with this Lease, the negotiations prior to its execution, or any asserted statement, representation, arrangement, agreement or understanding between Landlord and Tenant which is not expressly stated in this Lease shall be barred unless Tenant commences an action thereon, or interposes in a legal proceeding a defense based thereon, within six (6) months after the date of the asserted inaction or omission, or the date of the occurrence of the event or action to which the claim, demand, cause of action or defense relates, whichever applies.

        27.4 NO REPRESENTATION. Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Shopping Center. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall, during the Term of this Lease, occupy any space in the Shopping Center.

        27.5 AMENDMENTS IN WRITING. No provision of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.

        27.6 NO PRINCIPAL/AGENT RELATIONSHIP. Nothing contained in this Lease shall be construed as creating the relationship of principal and agent or of partnership or joint venture between Landlord and Tenant.

        27.7 LAWS OF CALIFORNIA TO GOVERN. This Lease shall be governed by and construed in accordance with the laws of the State of California without giving effect to the choice of law provisions thereof.

        27.8 SEVERABILITY. If any provision of this Lease or the application of such provision to any person, entity or circumstance is found invalid or unenforceable by a court of competent jurisdiction, such determination shall not affect the other provisions of this Lease and all other provisions of this Lease shall be deemed valid and enforceable.

        27.9 SUCCESSORS. All rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties. If there is more than one (1) Tenant hereunder, each shall be bound jointly and severally by the terms, covenants and agreements contained in this Lease.

        27.10 TIME OF THE ESSENCE. Except for the delivery of possession of the Premises to Tenant, time is of the essence of all provisions of this Lease of which time is an element.

        27.11 WARRANTY OF AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership and that this Lease is binding upon the corporation or partnership. If Tenant is a corporation, Tenant hereby covenants and warrants that (a) Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of California, and (b) all franchise and corporate taxes have been paid to date.

        27.12 MORTGAGE CHANGES. Tenant shall not unreasonably with its consent to changes or amendments to this Lease requested by the holder of a mortgage or deed of trust or such similar financing instrument encumbering Landlord's fee interest in the Premises so long as such change does not materially alter the economic terms of this Lease or materially diminish the rights, or materially increase the obligations, of Tenant

        27.13 WAIVER OF RIGHTS OF REDEMPTION. Tenant waives any and all rights of redemption granted under any present and future laws in the event Landlord obtains the right to possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

        27.14 NO IMPLICATION OF EXCLUSIVE USE. Nothing contained in this Lease shall be deemed to give Tenant an express or implied exclusive right to operate any particular type of business in the Shopping Center.

        27.15 BROKERS. Tenant represents and warrants that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease, except as may be specifically set forth in Section 1.21, and agrees to pay any realtors, brokers or agents not referenced in Section 1.21 and to hold Landlord harmless from the failure to pay any realtors, brokers or agents and from any cost, expense or liability for any compensation, commission or charges claimed by any other realtors, brokers or agents claiming by, through or on behalf of Tenant with respect to this Lease and/or the negotiation hereof.

        27.16 NO RECORDING. Tenant shall not record this Lease or any short form memorandum of this Lease.

        27.17 TRANSFER OF LANDLORD'S INTEREST. Should Landlord sell, exchange or assign this Lease (other than a conditional assignment as security for a loan), then Landlord, as transferor, shall be relieved of any and all obligations on the part of Landlord accruing under this Lease from and after the date of such transfer provided that Landlord's successor in interest shall assume such obligations from and after such date. No holder of a mortgage or deed of trust to which this Lease is subordinate shall be responsible in connection with the Security Deposit unless the mortgagee or holder of such deed of trust actually receives the Security Deposit.

        27.18 INTEREST ON PAST DUE OBLIGATIONS. Except where another rate of interest is specifically provided for in this Lease, any amount due from either party to the other under this Lease which is not paid when due, shall bear interest at the rate per annum ("Interest Rate") equal to the prime interest rate charged by Wells Fargo Bank plus two (2) percentage points (but in no event to exceed the maximum lawful rate) from the date ten (10) days after such amount was originally due to and including the date of payment.

        27.19 RIGHT TO SHOW PREMISES. During the last one hundred twenty (120) days of the Term or earlier termination of this Lease, Landlord shall have the right to go upon the Premises to show same to prospective tenants or purchasers and to post appropriate signs, during normal business hours and upon reasonable notice to Tenant.

        27.20 LIENS. Tenant shall pay all costs for work performed by or on account of it and shall keep the Premises and the Shopping Center free and clear of mechanics' liens or any other liens. Tenant shall give Landlord immediate notice of any lien filed against the Premises or the Shopping Center as a result of any work of improvement performed by or on behalf of Tenant. Tenant shall immediately cause any lien to be discharged or removed of record by either paying the amount thereof or recording a statutory lien release bond in an amount equal to one hundred fifty percent (150%) of the amount of said lien. If Tenant fails to do so, Landlord shall have the right, but not the obligation, in addition to all other rights and remedies available to Landlord under this Lease, to either pay and discharge such lien, without regard to the validity thereof, or procure and cause to be recorded a statutory lien release bond and to (a) collect from Tenant as Additional Rental; or (b) deduct from any Tenant Improvement Allowance or any other amount payable by Landlord to Tenant under this Lease (i) all costs incurred by Landlord in paying and discharging such lien, or in procuring such bond, and (ii) all expenses incurred by Landlord in connection with such lien, including attorneys' fees and costs, recording fees and administrative costs and expenses.

        27.21 INDEX. Wherever in this Lease there is a reference to the "Index", such reference shall refer to the following:

                (a) The "Index", as used in this Lease, shall be deemed to mean The United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside Average, Subgroup "All Items", (1982-1984 = 100). If at any time there shall not exist the Index in the format recited herein, Landlord shall substitute any official index published by the Bureau of Labor Statistics or successor or similar governmental agency as may then be in existence and shall, in Landlord's opinion, be most nearly equivalent thereto.

                (b) The sum to be increased in accordance with the provisions of the Index shall be increased using the following formula: such sum shall be increased by a percentage equal to the percentage increase, if any, in the Index published for the Comparison Month over the Index published for the Base Month; provided, however, in no event shall said sum be less than that which was due immediately preceding the date of adjustment.

        27.22 FAILURE TO SUBSTANTIALLY COMPLETE PREMISES. Notwithstanding anything to the contrary contained herein, (a) if for any reason whatsoever Substantial Completion of the Premises has not occurred on or before the last day of the twenty-fourth (24th) month following the Date of Lease, or (b) if Landlord should at any time postpone or abandon the development or construction of the Shopping Center or that portion of the Shopping Center in which the Premises are located, then either party may elect to terminate this Lease by giving thirty (30) days' notice of such election to the other party. If such notice is given, this Lease and the rights and obligations of the parties pursuant to this Lease shall cease and terminate without the need for the execution of any further or other instrument but, if Landlord shall request, Tenant shall execute an instrument in recordable form confirming the termination of this Lease and of Tenant's release and surrender all right, title and interest in and to the Premises under this Lease or otherwise. If this Lease is terminated pursuant to this Section 27.22, neither party shall have any further or additional rights, remedies, claims or liability arising out of this Lease or the termination of this Lease.

        27.23 INDEPENDENT CONTRACTORS. Whenever in this Lease it provides that Landlord shall perform certain work or services, Landlord shall be entitled to contract with an independent contractor to perform said work or services or may provide the services itself.

        27.24 TRADE FIXTURES, PERSONAL PROPERTY AND ALTERATIONS. Upon the expiration or earlier termination of the Term, Tenant shall remove from the Premises all of Tenant's trade fixtures, furniture, equipment, signs, improvements, additions and Alterations to the extent such items are not permanently affixed to the Premises, and immediately repair any damage occasioned to the Premises by reason of such removal so as to leave the Premises in a neat and clean condition. Tenant may encumber or finance its movable fixtures and equipment installed in the Premises, and no such encumbrance or financing shall be deemed an Assignment, provided such encumbrance or financing creates a security interest in such movable fixtures and equipment, only, and confers no interest in the Premises. All trade fixtures, signs and other personal property installed in or attached to the Premises by Tenant must be new when so installed or attached.

        27.25 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes (except financial) beyond the reasonable control of the party obligated to perform, shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Minimum Annual Rental, Percentage Rental and Additional Rental to be paid by Tenant pursuant to this Lease; provided the party prevented, delayed or stopped shall have given the other party written notice thereof within thirty (30) days of such event causing the prevention, delay or stoppage. Notwithstanding anything to the contrary contained in this Section 27.25, in the event any work performed by Tenant or Tenant's contractor results in a strike, lockout and/or labor dispute, the strike, lockout and/or labor dispute shall not excuse the performance by Tenant of the provisions of this Lease.

        27.26 TERMINATION AND HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term. Tenant shall have no right to extend or renew this Lease upon the expiration of the Term. Upon the expiration or earlier termination of the Term, Tenant shall peaceably and quietly surrender the Premises broom-clean and in the same condition (including, at Landlord's option, the demolition and removal of any improvements made by Tenant to the Premises as part of Tenant's Work or otherwise) as the Premises were in upon delivery of possession of same to Tenant by Landlord, reasonable wear and tear and any damage to the Premises Which Tenant is not required to repair pursuant to Article 17 excepted. Should Tenant hold over in the Premises beyond the expiration or earlier termination of this Lease, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as a tenant at will, subject to all of the terms and conditions in this Lease, except that Minimum Annual Rental shall be an amount equal to the greater of (a) [***] times the sum of Minimum Annual Rental and Percentage Rental which was payable by Tenant for the twelve (12) month period immediately preceding the expiration or earlier termination of this Lease, or (b) the then currently scheduled [***]. In the event Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from all loss or liability which may accrue therefrom including, without limitation, any claims made by any succeeding tenant founded on or resulting from Tenant's failure to surrender. Acceptance by Landlord of any Minimum Annual Rental, Percentage Rental or Additional Rental after the expiration or earlier termination of this Lease shall not constitute a consent to a holdover hereunder, constitute acceptance of Tenant as a tenant at will, or result in a renewal of this Lease.

        27.27 ATTORNEYS' FEES AND PROCESSING CHARGES. In the event that, at any, time after the date of this Lease, either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the party not prevailing in such action or proceeding shall reimburse the prevailing party for its actual attorneys' fees, and all fees, costs and expenses incurred in connection with such action or proceeding, including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment.

        If at the request of Tenant or in connection with any such transaction initiated by Tenant, Landlord shall prepare, review or execute any amendment, modification, consent to Assignment, approval, fixture subordination, waiver or other agreement or instrument relating to this Lease or the Premises, or any Extension Amendment or New Lease pursuant to Section 28.3 of this Lease if Tenant has been granted an option to extend the Term, Tenant agrees to pay to Landlord, as Additional Rental, (i) a reasonable processing charge in accordance with the schedule of charges from time to time established by Landlord, and (ii) Landlord's reasonable attorneys' fees and expenses incurred in connection with the evaluation and documentation thereof. Landlord may, at its option, require the payment of all or a portion of such charges and/or fees in advance.

        27.28 SERVICE CHARGE. Tenant acknowledges that Tenant's failure to submit any required document, certificate, report, statement of Gross Sales, insurance policy or certificate as and when required in this Lease will cause Landlord to incur additional costs of administration, and agrees that in the event Tenant fails to submit any required document, certificate, report, statement of Gross Sales, insurance policy or certificate as and when required in this Lease, Tenant shall pay to Landlord, as Additional Rental, a "Service Charge" in the amount


*** Confidential treatment requested.

of [***] for each week or portion thereof that said failure continues. Tenant agrees that such Service Charge shall not constitute damages, and that neither Tenant's payment of such Service Charge nor Landlord's acceptance of such payment shall result in a cure of any default under this Lease, or waiver of any default under this Lease by Landlord.

        27.29 HAZARDOUS MATERIALS. Tenant, at its sole cost and expense, shall comply with all laws relating to the storage, use, handling and disposal of hazardous, toxic or radioactive matter including, without limitation, those materials identified in Section 25501(k) of the California Health and Safety Code, as amended from time to time (collectively, "Hazardous Materials"). In the event Tenant intends or does store, use, handle or dispose of any Hazardous Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises and Tenant's failure to do so shall constitute a default under the Lease. Such notification shall include identification (type and common name) and quantities of all Hazardous Materials, or any combination thereof, which are or intended to be stored, used, handled or disposed of on, under or about the Premises. Landlord may, at any time or from time to time, require Tenant to conduct monitoring or evaluation activities with respect to Hazardous Materials on the Premises, at Landlord's sole discretion, and at Tenant's sole cost and expense, performed by environmental specialists approved in advance by Landlord. Such monitoring and/or evaluation activity may include, without limitation, soil testing, air testing, production waste stream analysis, and if necessary, in Landlord's sole discretion, groundwater testing. In the event Tenant intends to store, use, handle or dispose of Hazardous Materials, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement, in Landlord's then current form ("Environmental Questionnaire"), prior to the execution of this Lease or ten (10) days prior to the first appearance of the Hazardous Materials on the Premises. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall update and resubmit to Landlord the Environmental Questionnaire periodically as required by Landlord and immediately if material changes occur in the nature or content of Hazardous Materials being stored, used, handled or disposed of on the Premises.

        Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with, true, correct, complete and legible copies of, all of the following environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant: reports filed pursuant to any self-reporting requirements, reports filed pursuant to any applicable laws or this Lease, all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices. In addition, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with, true, correct, complete and legible copies of, all of the following environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant: all orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, or threatened release, investigation of, compliance, clean up, remedial and corrective action, and abatement of Hazardous Materials whether or not required by applicable laws, including, but not limited to, reports and notices required by or given pursuant to applicable laws, and all complaints, pleadings and other legal documents filed against Tenant related to Tenant's use, handling, storage or disposal of Hazardous Materials on the Premises. In the event of a release or threatened release of any Hazardous Material on the Premises or to the environment from the Premises, Tenant shall promptly notify Landlord and provide Landlord with copies of all reports and correspondence with or from all governmental agencies, authorities or any other persons relating to such release or threatened release.

        "Landlord" as used in this Paragraph shall have the same meaning as in
Section 16.6. Tenant shall be solely responsible for, shall pay for, defend (with an attorney approved by Landlord), indemnify and hold Landlord harmless against and from all claims, judgments, liabilities, costs and expenses, including attorneys' fees and costs, arising out of or connected with its storage, use, handling or disposal of Hazardous Materials on the Premises. In addition, except with respect to any Hazardous Materials installed in or placed on the Premises by Landlord or any agent, employee or contractor of Landlord, Tenant shall be solely responsible for, shall pay for, defend, indemnify and hold Landlord, and the Premises harmless against and from all claims, judgments, liabilities, liens, costs and expenses, including attorneys' fees and costs, arising out of or connected with the removal, clean-up and/or restoration work and materials necessary to return the Premises, and any other property of whatever nature, to their condition existing prior to the appearance of the Hazardous Materials on the Premises. Tenant's obligations under this Section
27.29 shall survive the termination of this Lease.

        27.30 WAIVER OF TRIAL BY JURY. Landlord and Tenant desire and intend that any disputes arising between them with respect to or in connection with this Lease be subject to expeditious resolution in a court trial without a jury. Therefore, Landlord and Tenant each hereby waive the right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or other hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation emergency or otherwise, now or hereafter in effect.

        27.31 CITY OF IRVINE OCCUPANCY DISCLOSURE FORM. Pursuant to the City of Irvine master plan approval conditions applicable to the Shopping Center, Landlord is required to provide Tenant with a City of Irvine Occupancy Disclosure form for the Shopping Center. Tenant acknowledges receipt of such Occupancy Disclosure form.



*** Confidential treatment requested.

        27.32   HAZARDOUS MATERIALS DISCLOSURE. Tenant acknowledges that the
28.3 acre parcel of land of which the Shopping Center is part has previously been used for agricultural purposes; no other uses are known to have occurred there. Landlord is unaware of any releases of hazardous substances on or beneath the property -- with the following exceptions:

                (a) Over the years, various agricultural chemicals have been applied to the property. Residues of these materials may exist in the upper layers of the soil. Landlord anticipates that any such residues will decompose over time. The grading and development of the site also will reduce the potential for exposure. The risks associated with this previous agricultural chemical use on the property appear to be no greater than those that are associated with other similarly used properties in the area.

                (b) The El Toro Marine Corps Air Station, which is located approximately 3/4 mile northeast of the property, has had several releases of hazardous substances, many of which involved underground storage tanks. Contaminated ground water emanating from the Air Station may have migrated beneath portions of the property.

                (c) Minor spillage has occurred from a small mobile diesel tank that is stored in an agricultural equipment yard in the northeastern portion of the property. Landlord plans to cleanup the minor soil contamination prior to the development of that portion of the property.

        Landlord has investigated each of these matters. None of them appear to pose a significant risk to human health or the environment, or to interfere with the proposed development, occupancy, or use of the property.



                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                53.     Supplements Article 18;

                The following supplements Article 18 and is incorporated as
Section 18.6:

                "TENANT'S TERMINATION RIGHTS. (a) If Landlord does not commence the repair and restoration work to the Premises, or any portion of the Common Area which, if not restored, will materially adversely affect Tenant's use of the Premises for the normal conduct of its business, as required pursuant to this Article 18, by the date (the "Repair Commencement Date") which is six (6) months following the date of the Taking, then Tenant shall have the right to terminate this Lease by delivering written notice to Landlord, which notice shall be given within sixty (60) days after the Repair Commencement Date but prior to the commencement of restoration work by Landlord. Such notice by Tenant shall set forth the effective date of termination, which date shall not be later than that date occurring thirty (30) days after the Repair Commencement Date. If Tenant timely and properly exercises its foregoing option to terminate this Lease, Tenant shall vacate and deliver possession of the Premises to Landlord in accordance with the provisions of this Lease applicable thereto, whereafter neither party to this Lease shall have any further liability to the other accruing thereafter under this Lease. The failure of Tenant to timely and properly exercise the foregoing right to terminate this Lease shall result in the subject right to terminate being null and void. (b) If Landlord does not repair and restore the Premises, and that portion of the Common Area which, if not restored, will materially adversely affect Tenant's use of the Premises for the normal conduct of its business, as required pursuant to this Article 18, within eighteen (18) months following the date of the Taking (which eighteen
(18) month period may be extended for up to six (6) months as a result of a Force Majeure Event or Tenant delay) (the "Repair Construction Date"), then Tenant shall have the right to terminate this Lease by delivering written notice to Landlord, which notice shall be given within sixty (60) days after the Repair Construction Date but prior to the substantial completion of the restoration work by Landlord. Such notice by Tenant shall set forth the effective date of termination, which date shall not be later than that date occurring thirty (30) days after the Repair Construction Date. If Tenant timely and properly exercises its foregoing option to terminate this Lease, Tenant shall vacate and deliver possession of the Premises to Landlord in accordance with the provisions of this Lease applicable thereto, whereafter neither party to this Lease shall have any further liability to the other accruing thereafter under this Lease. The failure of Tenant to timely and properly exercise the foregoing right to terminate this Lease shall result in the subject right to terminate being null and void."

        54.     Supplements Section 19.1;

                The first sentence of Section 19.1 is hereby deleted and replaced with the following: "Should Tenant at any time be in default with respect to any payment of Minimum Annual Rental, Percentage Rental, Additional Rental or any other charge payable by Tenant pursuant to this Lease for a period of ten (10) days after written notice from Landlord to Tenant (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute), or should Tenant be in default in the prompt and full performance of any other of its promises, covenants or agreements herein contained for more than a reasonable time (in no event to exceed thirty (30) days) after written notice thereof from Landlord to Tenant specifying the particulars of the default (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute), or should Tenant vacate or abandon the Premises, or should Tenant make any general assignment for the benefit of creditors, or should there be filed against Tenant a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, same is dismissed within sixty (60) days), or should Tenant institute any proceedings under the Bankruptcy Code or any similar or successor statute, code or act, or should an appointed trustee or receiver take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days, or should substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease be attached or judicially, seized where the seizure is not discharged within thirty (30) days, then Landlord may treat the occurrence of any one (1) or more of the foregoing events as a breach of this Lease and, in addition to any or all other rights or remedies of Landlord by law provided, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to Tenant or any other person, (a) to declare the Term ended and to re-enter and take possession of the Premises and remove all persons therefrom, or (b) without declaring this Lease terminated and without terminating Tenant's right to possession, to re-enter the Premises and occupy the whole or any part for and on account of Tenant and to collect any unpaid rentals and other charges which have become payable or which may thereafter become payable, or (c) even though it may have re-entered the Premises as provided in subparagraph (b) above, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises."

        55.     Supplements Section 2 1. 1;

                Section 21.1 is clarified to provide that in the event Landlord requests Tenant to subordinate the Lease to any future liens of any mortgage, deed of trust, or the interest of any lease in which Landlord is the lessee, Landlord shall provide Tenant a subordination, and attornment agreement from such lender under a deed of trust or mortgage or lessor under any ground lease covering the Shopping Center, in a form reasonably acceptable to Landlord, Tenant and such lender. Further, Landlord represents that as of the Date of Lease there is no mortgage or underlying ground lease affecting the Premises or the Shopping Center.


                                 Addendum - 11

        56.     Supplements Section 21.3:

                The first sentence of Section 21.3 is hereby deleted and replaced with the following: "Tenant agrees, upon not less than fifteen (15) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing in substantially the form of Exhibit F hereto or in such other form as may reasonably be required by Landlord's mortgagee or beneficiary ("Tenant's Certificate")."

        57.     Supplements Section 22.2;

                The second sentence of Section 22.2 is hereby deleted and replaced with the following: "Within ten (10) days after written demand by Landlord, Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the original sum deposited, and Tenant's failure to do so shall constitute a material default under this Lease."

        58.     Supplements Section 21.3;

                Section 21.3 is clarified to provide that Landlord agrees, upon not less than twenty (20) days prior written notice by Tenant (but not more frequently than once in any twelve (12) month period), during the Term of the Lease, to execute, acknowledge and deliver to Tenant, a statement in writing in a form reasonably acceptable to Landlord, stating, among other things (and to the extent accurate), that the Lease is in full force and effect without modification (or if modified so stating and identifying the modifications), the date to which Minimum Annual Rental and other charges are paid, and Tenant is not in breach or default of any of its obligations under the Lease (or, if in breach, so stating) ("Landlord's Certificate").

        59.     Supplements Article 25;

                Article 25 is clarified to provide that there are no Agreements or liens and encumbrances to Landlord's actual knowledge which materially and adversely affect Tenant's use of the Premises as permitted under the Lease.

        60.     Supplements Section 27.3;

                The last sentence of Section 27.3 is hereby deleted.

        61.     Supplements Section 27.15;

                Section 27.15 is clarified to provide that Landlord shall pay the broker set forth in Section 1.2 1, pursuant to the terms of a separate agreement. Controlling over any contrary provisions of Section 27.15, Tenant and Landlord represent and warrant that they have not had any dealings with any realtors, brokers or agents in connection with the negotiation of the Lease, except as may be specifically set forth in Section 1.2 1, and each agrees to pay any realtors, brokers or agents not referenced in Section 1.21 and to hold each other harmless from the failure to pay any realtors, brokers or agents and from any cost, expense or liability for any compensation, commission or charges claimed by any other realtors, brokers or agents claiming by, through or on behalf of Tenant or Landlord, as applicable, with respect to the Lease and/or the negotiation hereof.

        62.     Supplements Section 27.20;

                The third sentence of Section 27.20 is hereby deleted and replaced with the following: "Tenant shall have the right to contest any lien filed against the Shopping Center and/or the Premises as a result of any work of improvement performed by or on behalf of Tenant; provided, however, Tenant shall cause such lien to be discharged or removed of record by paying the amount thereof or recording a statutory lien release bond in an amount equal to one hundred fifty percent (150%) of the amount of said lien no later than fifteen
(15) days after the filing of such lien."

        63.     Supplements Section 27.23;

                Section 27.23 is hereby deleted and replaced with the following:
"Whenever in this Lease it provides that Landlord shall perform certain work or services, Landlord shall be entitled to contract with an independent contractor to perform said work or services or may provide the services itself provided, such costs do not exceed the rates charged for same by unaffiliated third parties on a competitive basis in comparable shopping centers."

        64.     Supplements Section 27.24;

                Controlling over any contrary provisions of Section 27.24, upon the expiration or earlier termination of the Term, Tenant has the right, in its sole discretion, to remove all of Tenant's trade fixtures, furniture, equipment (including its simulators), signs, improvements, additions and Alterations whether or not such items are permanently affixed to the Premises, provided, that, and only so long as, Tenant repairs any and all damages to the Premises resulting from such removal. Further, Landlord agrees that Tenant may use reconditioned simulators in the Premises, provided the appearance of such equipment shall be in like new condition.


                                 Addendum - 12

        65.     Supplements Section 27.26;

                The third sentence of Section 27.26 shall be hereby deleted and replaced with the following: "Upon the expiration or earlier termination of the Term, Tenant shall peaceably and quietly surrender the Premises broom-clean and in substantially the same condition as the Premises were in upon delivery of possession of same to Tenant by Landlord, reasonable wear and tear and any damage to the Premises which Tenant is not required to repair pursuant to
Article 17 excepted; provided, however, Tenant shall not be required to demolish and remove any improvements made by Tenant to the Premises (so long as any and all damage caused by Tenant from its election to remove same shall be repaired by Tenant)."

        66.     Supplements Section 27.28:

                Controlling over any contrary provisions of Section 27.28, Landlord shall not impose a Service Charge unless the subject failure continues for more than ten (10) days following written notice to Tenant of such failure; provided, however if Tenant fails to report Gross Sales and Percentage Rental under Section 7.3, or fails to maintain the insurance required under Article 16, no prior notice shall be required. In addition, except with respect to Tenant's failure to provide an insurance policy or certificate in accordance with this Lease, Tenant shall not be required to pay a Service Charge until the second
(2nd) occasion in any consecutive twelve (12) month period during the Term and each time during such twelve (12) month period thereafter that Tenant fails to furnish any required document, report or statement as agreed in the Lease.

        67.     Supplements Sections 27.29;

                Section 27.29 is clarified to provide that Tenant may, without Landlord's prior consent, use ordinary cleaning materials, hydraulic oil and similar substances customarily used in the typical course of Tenant's business; provided same are used in compliance with all applicable laws and manufacturers specifications. Controlling over any contrary provisions of Section 27.29, Landlord shall only have the right to require Tenant to conduct monitoring or evaluation activities with respect to Hazardous Materials on the Premises, not more than one (1) time in any twelve (12) month period, or any time if Landlord, in its reasonable discretion, determines that Tenant is not complying with all laws with respect to its storage, use, handling or disposal of such Hazardous Materials. The indemnification provisions set forth in the third (3rd) paragraph of Section 27.29 are clarified to provide that in no event shall Tenant be responsible for liabilities to the extent arising from Landlord's negligence willful misconduct in connection with Landlord's Work. In addition, Landlord represents, to its actual knowledge or (without duty of investigation), that, as of the Date of the Lease, no Hazardous Materials are present in the Premises or the Shopping Center in violation of applicable laws. In the event that any Hazardous Materials are located in or discharged in the Premises or the Shopping Center other than by Tenant or its agents, contractors or employees, and such discharge is required to be remediated pursuant to applicable laws and has a material and adverse affect upon Tenant's use of or operation of its business from the Premises, then Landlord (and not Tenant) shall perform or cause to be performed the necessary remediation of such Hazardous Materials on or affecting the Premises or the Shopping Center at no cost to Tenant; provided, however, that the costs of remediating any minor spills and/or discharges typically encountered in the operation of a shopping center may be included in the Common Area Expenses.

        68.     Supplements Article 27;

                The following supplements Article 27 and is incorporated as
Section 27.33:

                "27.33 JUDICIAL REFERENCE. Any dispute between Landlord and Tenant which is to be resolved by a reference proceeding pursuant to the provisions of this Lease (i.e., pursuant to Section 13.8 of the Addendum (inspection rights) or Section 27.3 (payment under protest)) shall be resolved by a proceeding in accordance with the provisions of California Code of Civil Procedure Section 638 et seq., for a determination to be made which shall be binding upon the parties as if tried before a court or jury. The parties agree specifically as to the following:

                1. Within five (5) business days after service of a demand by a party hereto, the parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and then report a finding or judgment thereon. If the parties are unable to agree upon a referee either party may seek to have one appointed, pursuant to California Code of Civil Procedure Section 640, by the presiding judge of the Los Angeles County Superior Court.

                2. The compensation of the referee shall be such charge as is customarily charged by the referee for like services. The cost of such proceedings shall initially be borne equally by the parties. However, the prevailing party in such proceedings shall be entitled, in addition to all other costs, to recover its contribution for the cost of the reference as an item of damages and/or recoverable costs.

                3. If a reporter is requested by either party, then a reporter shall be present at all proceedings, and the fees of such reporter shall be borne by the party requesting such reporter. Such fees shall be an item of recoverable costs. Only a party shall be authorized to request a reporter.



                                 Addendum - 13

          4. The referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard. Notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee.

          5.  The referee's decision under California Code of Civil Procedure
Section 644, shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State of California.

          6. The parties agree that they shall in good faith endeavor to cause any such dispute to be decided within four (4) months. The date of hearing for any proceeding shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee.

          7. The referee shall have the power to award damages and all other relief."

     69.  Supplements Exhibit C;

          Controlling over any contrary provisions of Exhibit C, in no event shall the store frontage and configuration of the Floor Area of the Premises materially differ from that which is reflected on the Final Plans.




                                 Addendum - 14

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

                              IRVINE RETAIL PROPERTIES COMPANY,
                              a division of The Irvine Company, a Delaware corporation

                              By:    /s/ FREDERICK D. EVANS
                                 --------------------------------------------
                                 Frederick D. Evans
                                 President
                                 Irvine Retail Properties Company

                              By:    /s/ GARY A VACCARO
                                 --------------------------------------------
                                 Gary A. Vaccaro
                                 Senior Vice President, Finance & Acquisitions Investment Properties Group

                                      LANDLORD

                              LBE TECHNOLOGIES, INC., a California
                              corporation, dba "NASCAR Silicon Motor
                              Speedway"

                              By:   /s/ DAMON DANIELSON
                                 --------------------------------------------
                              Name:  Damon Danielson
                                   ------------------------------------------
                              Title: President & CEO
                                   ------------------------------------------


                              By:   /s/ JANET WOODS
                                 --------------------------------------------
                              Name:  Janet Woods
                                   ------------------------------------------
                              Title: Vice President - Real Estate
                                   ------------------------------------------

                                      TENANT

If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease. Also, the appropriate corporate seal should be affixed hereto.

                                   EXHIBIT A

                                   SITE PLAN





                         [IRVINE SPECTRUM CENTER PLAN]

                                   EXHIBIT B

                                    PREMISES





                         [IRVINE SPECTRUM CENTER PREMISES]

                                   EXHIBIT C

                            CONSTRUCTION PROVISIONS
                        IRVINE SPECTRUM CENTER PHASE II

                                  RETAIL SPACE

1.   LANDLORD'S WORK

     Except as herein provided, the Premises are leased to Tenant on an "as-is" basis.

     "Landlord's Work", as used in this Lease, shall mean the work specified in items A through K, below. Landlord shall not be obligated to perform any work or provide any facilities in relation to the Premises or the Shopping Center except as specified in items A through K, below, as otherwise specifically set forth in this Lease. Where two (2) types of materials or structures are indicated, Landlord will have the option of using either.

     A.   Floor:

          Landlord shall provide in the Premises an exposed, unsealed concrete floor slab on the ground floor designed to support a live load of 100 pounds per square foot.

     B.   Storefront:

          Landlord shall provide the opening(s) for Tenant's storefront.

     C.   Walls:

          Landlord's shall provide for the Premises perimeter metal studs without drywall from finish floor surface to a height of 15 feet. Where roof structure or one-hour gyp sheeting does not exceed 15 feet, drywall will not be provided. Otherwise, drywall will be provided from 15 feet to the underside of the structure above. Landlord may provide unfinished masonry wall in lieu of metal studs at Landlord's option, in which case no drywall will be provided.

     D.   Egress Door:

          Landlord will provide a 3'-0" x 7'-0" egress door per building code with appropriate hardware, but hinge only, to the service corridor or exterior at a location to be determined by Landlord.

     E.   Clear Height:

          Clear height for the Premised shall be as indicated on Landlord's plans for the Premises.

     F.   Electrical:

          Landlord will provide for 480/277 volt, 3-phase, 4-wire serviced from a central distribution point, at which central distribution point, Landlord shall provide an empty meter base, fusible service disconnect switch (100 amp minimum), and Landlord shall provide an empty conduit (2" trade size minimum) to the Premises. Tenant's fusible service disconnect switch and empty conduit sizes shall be based on a load density of 16 VA per square foot. If Tenant requires a different size main electrical switch and/or empty conduit, Landlord may provide same, if available, at Tenant's expense.

     G.   HVAC:

          Landlord will provide roof mounted air conditioning units (all electric heat pumps), with an average cooling capacity of 300 square feet per ton condensate drainage connection completed and stubs through the roof for thermostat and electrical hook-up by Tenant.

     H.   Plumbing:

          Landlord shall provide 4" sewer (under slab) and 1" water (overhead) stub-ins to rear of the Premises.

     I.   Gas:

          Landlord shall provide gas service to the building in which the Premises is located and a manifold for the distribution of gas service to the Premises.

     J.   Telephone:

          Landlord shall supply empty 1" conduit from the main telephone panel to the Premises.

     K.   Automatic Fire Sprinklers:

          Landlord shall provide a fire sprinkler main above the Premises and general distribution as required to meet minimum N.F.P.A. requirements for ordinary hazard occupancies.

II.  TENANT'S WORK

     "Tenant's Work", as used in this Lease, shall mean all work, other than Landlords Work specified in Part I of this Exhibit C, which shall be necessary to complete the Premises to a finished condition from which business can be conducted. Tenant acknowledges receipt of a space outline plan for the Premises and the Tenant Design and Construction Criteria for The Entertainment Center at Irvine Spectrum ("Tenant Criteria"). All of Tenant's Work shall be performed in accordance with the provisions of the Final Working Drawings (as hereinafter described) for Tenant's Work.
     Tenant shall perform or cause to be performed Tenant's Work at Tenant's expense. Tenant's Work shall include, but not be limited to, the following:

     A.   Floors:

          Tenant shall provide all floor coverings in the Premises. Concentrated dead loads are not allowed without specific prior written approval of Landlord. Penetrations through any walls or floor must have prior written approval from Landlord. Penetrations may require prior review and appropriate x-rays, the costs of which shall be borne by Tenant.

     B.   Storefront:

          Tenant shall construct the Storefront for the Premises ("Storefront") in accordance with the Storefront Criteria set forth in the Tenant Criteria.

     C.   Walls:

          Tenant shall provide drywall on all perimeter walls from finish floor to 15' above finish floor, or from finish floor to underside of roof structure if less than 15' or if masonry wall is provided, and all interior demising walls and partitions and wallcoverings in the Premises.

     D.   Ceiling:

          Tenant shall provide the ceiling in the Premises and any necessary catwalks or access panels in accordance with the Tenant Criteria. Penetrations through and/or attachments to roof structures must have prior written approval from Landlord and comply with all of Landlord's roof specifications and installation procedures.

     E. Tenant shall provide all electrical work, equipment, fixtures and services for the Premises. Tenant shall provide all temporary power for Tenant's construction. Tenant shall arrange and pay for electric meter from the Landlord.


     F.   HVAC:

          Tenant shall distribute all HVAC within the Premises. All distribution, including ductwork, electrical and piping, shall be within the Premises below the roofline. All construction, and engineering costs shall be at Tenant's expense. Any rooftop penetrations and roof repairs required shall be made using Landlord's designated subcontractor and complying with all of Landlord's roof specifications.

     G.   Plumbing:

          Tenant shall provide all plumbing for the Premises. Tenant shall make all rooftop penetrations and roof repairs using Landlord's designated subcontractor and complying with all of Landlord's roof specifications.

     H.   Gas:

          Tenant shall be responsible for distribution from the manifold of all gas service within the Premises and application for service from the applicable utility company.

     I.   Telephone:

          Tenant shall provide all telephone equipment for the Premises and connections to the main panelboard.

     J.   Automatic Fire Sprinklers:

          Tenant shall make any additions or changes in the sprinkler system provided by Landlord necessary to meet the minimum criteria of Landlord or governmental or insurance standards. Tenant shall use Landlord's designated contractor for this work. Tenant shall be responsible for fire alarm monitoring, including designated phone line, monitoring equipment and monitoring company, as required by code.

     K.   Signs:

          Tenant shall provide signs in accordance with the sign criteria set forth in the Tenant Criteria.

     L.   Service/Fire Exit Doors:

          If required by applicable codes, Tenant shall provide additional service doors and/or fire exit doors which shall conform with code requirements.

     M.   Code-Related Items:

          Tenant shall be responsible for complying with any code requirements applicable to its type of business or its operation in the Premises.

III. DESIGN APPROVAL PROCEDURE

     A.   Preliminary Drawings:

          1. Due to the special nature of the project, prior to preparing any drawings, Tenant shall participate in a kickoff/coordination meeting to discuss any special conditions that may affect the design of the Premises and to review the Tenant Criteria.

          2. Within thirty (30) days from the Date of Lease, Tenant shall submit to Landlord's architect three (3) sets of blueline prints and one (1) set of reproducible prints showing intended design character and finishes of the Premises ("Preliminary Drawings").

          3.   Preliminary Drawings shall include the following:

               a.   Key plan showing location of shop within Shopping Center.

               b. Preliminary floor plans (scale 1/4" = 1'-0") indicating interior design concept.

               c.   Typical interior elevations (scale 1/4" = 1'-0").

               d. Storefront elevation and section, including any graphics, lighting and signage and indicating all materials and finishes (scale 1/4" = 1'-0"). Elevations shall be rendered in color. Elevations should include existing context (i.e., partial elevations of retail spaces) and should be drawn full height to top of building. All exterior signage is considered integral to the design and is required to be submitted with preliminary elevations.

               e. Preliminary finish schedule including all colors and materials to be used.

          4. Within fifteen (15) days after receipt of the Preliminary Drawings, Landlord's architect will return to Tenant's architect/designer one (1) set of prints of the Preliminary Drawings with any required modifications or with approval. If Tenant wishes to take exception to any required modifications, Tenant may do so only by written notice received by Landlord within ten (10) days from the date of receipt by Tenant's architect/designer of the required modifications. Unless exception is so taken, it will be deemed that all comments are acceptable to and approved by Tenant.

          5. If the Preliminary Drawings are returned to Tenant with required modifications and Tenant does not take (or is deemed not to have taken) exception to such modifications as provided above, the Preliminary Drawings must be revised and resubmitted to Landlord for approval within thirty (30) days of their receipt by Tenant's architect/designer.

          6. If Tenant properly takes exception to any required modifications as provided above, Landlord will discuss the objections with Tenant and will work with Tenant to achieve Final Working Drawings (as described below) that are acceptable to Landlord. If Tenant and Landlord are unable to agree on Preliminary Drawings, Landlord may terminate this Lease.

     7. If the Preliminary Drawings are returned "Approved as Noted" and Tenant does not take exception, Tenant's architect shall incorporate Landlord's modifications into the Final Working Drawings.

C.   Final Working Drawings:

     1. Tenant must engage an architect licensed in the State of California for the purpose of preparing the Final Working Drawings. Final Working Drawings must adhere to the Preliminary Drawings as approved by Landlord.

     2. Final Working Drawings shall include, but not be limited to, the following:

          a.   Key plan showing location of shop within Shopping Center.

          b. Floor plans (scale 1/4" = 1'0") indicating storefront construction materials, colors and finishes as well as sliding door track location (if required), location of partitions and type of construction, placement of merchandising fixtures and toilet room locations indicating placement of plumbing and fixtures.

          c. Reflected ceiling plans (scale 1/4" = 1'0") indicating ceiling materials, various heights, location of all light fixtures, their manufacturer's name and catalog number, lamps to be used and mounting (recessed, surface, etc.), location of sprinkler heads and HVAC grilles.

          d. Storefront elevation and section, including any graphics, lighting and signage. Indicate all materials and finishes, (scale 1/4" = 1'0").

          e. Interior elevations, sections and details sufficient for construction (scale 1/4" = 1'0").

          f.   Complete interior finish schedule.

          g. Samples and color chips of the actual materials or charts firmly attached to 8-1/2" x 11" illustration boards and clearly labeled.

          h.   Sign details (scale 1/2" = 1'0") indicating elevation and
               section views, letter style and size, all colors and materials, methods of illustration, color of illuminate and voltage requirements.

          i. Mechanical drawings, including electrical, HVAC, plumbing and automatic fire sprinklers prepared by licensed engineers or firms licensed to prepare such drawings.

          j. Drawings must indicate connected electrical loads, weights of heavy equipment, cases, etc.

          k. Specification not on drawings should be submitted on 8-1/2" x 11" paper, four sets.

          l. Landlord reserves the right to require mock ups of any materials, finishes, colors, special signs or lighting.

     3. The Final Working Drawings prepared by Tenant's architect must be submitted in the form of two (2) sets of reproducible sepia prints and three (3) sets of black or blue line prints to the Project Architect for approval within fifteen (15) days from the earlier of delivery to Tenant's architect/designer or Landlord's approval of the Preliminary Drawings. Final Working Drawings with incomplete or inadequate information or dimensional discrepancies will be rejected.

     4. Within fifteen (15) days after receipt of the Final Working Drawings, Landlord's architect will return to Tenant's architect/designer one
          (1) set of prints of the Final Working Drawings with any required modifications or with approval. If Tenant wishes to take exception to any required modifications, Tenant may do so only by written notice received by Landlord within ten (10) days from the date of receipt by Tenant's architect/designer of the required modifications. Unless exception is so taken, it will be deemed that all comments are acceptable to and approved by Tenant.

     5. If the Final Working Drawings are returned to Tenant with comments and Tenant does not take exception to the comments as provided above, the Final Working Drawings must be revised and resubmitted to Landlord for approval within fifteen (15) days of their receipt by Tenant's architect/designer.

     6. If Tenant properly takes exception to any required modifications as provided above, Landlord will discuss the objections with Tenant and will work with Tenant to achieve Final Working

               Drawings that are acceptable to Landlord. If Tenant and Landlord are unable to agree on Final Working Drawings, Landlord may terminate this Lease.

          7. Approved Final Working Drawings will be so stamped and returned to Tenant's architect/designer who made the submittal.

     C. Final Plans: The approved Final Working Drawings will be considered the "Final Plans". Tenant agrees to provide to Landlord a complete diskette containing the computer assisted drawings of the Final Plans. All construction on the Premises must be in conformity to the Final Plans. The improvements may be inspected by Landlord or its architect who shall have the right to require all work which does not comply with the Final Plans to be corrected by Tenant, or by Landlord at Tenant's cost. Construction may not begin until Final Plans are at the job site. No changes, modifications or alterations to the Final Plans may be made without the written consent of Landlord.

     D. Failure to Submit Plans: If Tenant fails to submit Preliminary Drawings or Final Working Drawings or revisions thereto as and when required, the period allowed for construction of the Premises as set forth in Section 1.10 of this Lease as "Time to Complete Tenant's Work" will be reduced by the total number of days equal to the number of days the Preliminary Drawings or Final Working Drawings or the revisions thereto were delivered after they were required to be delivered. In addition, Landlord, at its option, may elect to terminate this Lease.

     E. Building Code Compliance and Nonresponsibility of Landlord: Landlord will not check Tenant's drawings for building code compliance. All Tenant drawings shall, however, be subject to the same engineering and safety review as described below in Section IV.B.6 below respecting Tenant's Work, and such review shall be subject to the same limitations and other provisions set forth in said Section IV.B.6. Approval of Final Working Drawings by Landlord is not a representation that the drawings are in compliance with the requirements of governmental authorities, and it shall be Tenant's responsibility to meet and comply with all Federal, state and local code requirements. Approval of Final Working drawings does not constitute assumption of responsibility by Landlord for their accuracy, sufficiency or efficiency and Tenant shall be totally responsible for such matters. Tenant at all times shall maintain at the Premises the Final Plans as approved by the Building Department, and all inspection cards with respect to Tenant's Work.

     F. Design Fees: All of Tenant's design fees (including, without limitation, Tenant's architect and sign designer) must be paid by Tenant.

IV.  CONSTRUCTION OF PREMISES

     A. Commencement of Construction: Tenant shall commence construction of Tenant's Work in accordance with the provisions of this Lease and shall carry such construction to completion with all due diligence.

     B.   General Requirements:

          1. Tenant's contractor shall comply with all rules and regulations and applicable fees as described in the Tenant's Criteria.

          2. Tenant shall only engage contractors who are bondable, licenses contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord and other contractors on the job. All work shall be coordinated with other Shopping Center work.

          3. Tenant shall perform or cause to be performed Tenant's Work in all respects with applicable Federal, state, county and city statutes, ordinances, regulations, laws and codes. All required permits, approvals, licenses, authorizations and other permits in connection with the construction and completion of the Premises including, without limitation, building permits and conditional use permits, shall be obtained and all fees (both one-time and recurring) required in connection with the construction and completion of the Premises including, without limitation, all roads fees, building and conditional use permit fees, whether similar or dissimilar, shall be paid for by Tenant.

          4. Tenant shall apply and pay for all utility services including, but not limited to, temporary utilities.

          5. Tenant shall cause [illegible] contractor to provide warranties for not less than one (1) year against defects in workmanship, materials and equipment, commencing upon Landlord's acceptance of Tenant's Work.

          6. Tenant acknowledges that Tenant's Work shall be subject to (a) the inspection and approval of Landlord for the purpose of determining Tenant's compliance with the Final Working Drawings, and (b) an engineering and safety review by Landlord for the purpose of making an assessment regarding the potential safety impact of Tenant's Work on other portions of the Shopping Center, which review may include, without limitation, the examination of (i) any penetrations through the roof or other structural elements of the Premises, (ii) the transition points from the Common Areas to the Premises, and (iii) any flooring, common walls or similar surfaces which may constitute a potential for leakage into other portions of the Shopping Center. Any such inspection, approval, or review shall not constitute an approval of architectural or engineering design, a review to determine the structural safety of Tenant's Work or Tenant's compliance with any building codes or other legal requirements, or otherwise constitute any assumption of liability or responsibility by Landlord or its agents or contractors. Tenant hereby expressly acknowledges that no such inspection, approval or review shall in any way limit the obligations of Tenant or the rights of Landlord under this Lease, and, without limitation on the foregoing, Tenant's obligations under that provision in the Lease regarding Indemnity of this Lease shall apply to any claims, etc. (as more fully indicated in such Indemnity provision) arising or alleged to have arisen in connection with the Premises, Tenant's Work or the safety or structural integrity thereof. Tenant shall, at its sole cost and expense, perform any corrective measures required by Landlord or its agents or contractors in connection with any such inspection, approval or review.

     7. Tenant shall be responsible for having a superintendent from its general contractors' office on site during all Tenant's Work and fixturing work. Tenant's general contractor's superintendent or other responsible representative shall be on the jobsite to receive all deliveries of materials, fixtures or merchandise. Landlord reserves the right to turn away any delivery arriving at the jobsite if Tenant's general contractor's superintendent or other responsible representative is not present. Tenant shall stage its construction equipment and materials only in the staging area designated for such purpose by Landlord.

     8. Tenant shall cause its general contractor and subcontractors during the construction of Tenant's Work to maintain the Premises and the jobsite in a clean condition and to provide daily removal, cleanup and proper disposal of all trash, rubbish, refuse and construction debris and spoils generated by Tenant's general contractor and subcontractors in dumpsters and other appropriate facilities, and not by depositing any such trash, refuse and construction debris and spoils within other tenant spaces or the jobsite common areas. If Landlord incurs costs to clean up the jobsite and/or adjacent tenant spaces due to the failure of Tenant's general contractor and subcontractors to comply with the foregoing requirements, Tenant agrees to promptly reimburse such costs (or Tenant's proportionate share of such costs, which Landlord shall determine as a flat per-square-foot rate based on the Floor Area of the Premises) upon receipt of an invoice reasonably detailing such costs.

     9. Tenant and Tenant's general contractor and subcontractors shall be responsible for the daily removal, cleanup and proper disposal of their own rubbish, trash and construction debris, and for providing adequate dumpster(s) for such purpose (to be located in only areas designated by Landlord). Tenant shall contract with a disposal company to provide daily removal of its rubbish, trash and construction debris. If Landlord provides dumpsters for common use, or if Tenant's contractors use Landlord's dumpsters for disposal of rubbish, trash and/or construction debris, Tenant shall pay its proportionate share of the cost of such trash service, including dumpster rental and hauling fees and charges, which Landlord shall determine as a flat per-square-foot rate based on the Floor Area of the Premises.

    10. Tenant shall be responsible for any and all damage done by Tenant's general contractor and/or subcontractors to any of Landlord's buildings, other tenant premises, or the project common areas. Tenant shall at all times cause its general contractor and subcontractors to comply with the requirements of Landlord's general contractor and/or onsite construction manager with respect to protection of Landlord's construction work in the project which has been completed or is in progress, including paths of access within the project for construction materials, equipment and labor, and coordination of sequencing of work. Tenant agrees to promptly reimburse Landlord for all costs incurred by Landlord to repair (including repatching and repainting) any and all damage done by Tenant's general contractor and/or subcontractors to any of Landlord's buildings, other tenant premises, or the project common areas upon receipt of an invoice reasonably detailing such costs.

    11. Tenant's general contractor shall provide its own temporary toilets within the Premises or in an area designated by Landlord. Any temporary toilets located by Tenant or Tenant's general contractor or subcontractors other than in areas designated by Landlord may be removed at Tenant's expense. Temporary toilets placed onsite by Landlord's general contractor shall not be available for use by Tenant's general contractor, subcontractors or other personnel.

    12. Tenant shall provide and pay for its own temporary power and telephone service from locations designated by Landlord. Landlord's general contractor's jobsite telephones shall not be available for use by Tenant's general contractor, subcontractors or other personnel. If tenant or Tenant's general contractor or subcontractors use Landlord's temporary power, Tenant agrees to pay Landlord and/or Landlord's general contractor the actual or reasonable estimated cost of such power, plus a facilities charge equal [***] of the actual or reasonably estimated cost of such power usage.

               13. Tenant and/or Tenant's general contractor shall be responsible for providing all security deemed necessary by Tenant to protect Tenant's Work, including furniture, fixtures and inventory, during the conduct of Tenant's Work. Neither Landlord nor Landlord's general contractor shall provide or be responsible for any such security or protection.

     C. Landlord's Right to Perform Work: Landlord shall have the right, but not the obligation, to perform on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, and any all of Tenant's Work which Landlord determines, in its sole discretion, should be performed immediately and on an emergency basis for the best interest of the Shopping Center, including, without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, fire alarm systems, roofing and removal of unduly accumulated construction materials and debris.

     D. As-Built Drawings. Tenant, at its expense, shall have prepared a complete set of the Final Plans marked "As-Built Drawings" which fully indicate Tenant's Work as constructed and deliver one (1) reproducible set of such drawings to Landlord no later than thirty (30) days after the completion of Tenant's Work.

V.   ALTERATIONS

     Tenant shall not perform any Alterations without the prior written approval of Landlord. Approval shall be obtained by using the procedure set forth in
     Part III above; provided, however, the initial date for delivery of the Preliminary Drawings shall not be thirty (30) days from the date of this Lease, but shall instead be thirty (30) days prior to the date Tenant desires to commence the Alterations. The Preliminary Drawings and the Final Working Drawings shall consist of the appropriate drawings in relation to the intended Alterations.

VI.  TENANT IMPROVEMENT ALLOWANCE

     Provided (a) Tenant is not in default under this Lease, (b) the Premises are lien-free and eighty-five (85) days have expired from the recordation of the Notice of Completion described in Paragraph F below, and (c) Landlord has approved, in advance, the scope of work and terms of any negotiated contract for Tenant's Work or Tenant has accepted the [***] bid (or any bid within [***]) from a minimum of [***] bids received from contractors approved in advance by Landlord, the scope of work for which has been approved by Landlord for a contract for construction of Tenant's Work, then within thirty (30) business days after requirements A through J below are satisfied, Landlord will reimburse to Tenant the lesser of (a) the [***] paid by Tenant for Tenant's Work (specifically excluding floor coverings, signs, fixtures, equipment, permit fees, engineering and consulting fees and plan review fees), and (b) [***] ("Tenant Improvement Allowance") which sum is calculated based on [***] per square foot of Floor Area within the premises (it being understood that if the Floor Area is increased or decreased the Tenant Improvement Allowance will be adjusted accordingly). Notwithstanding anything herein to the contrary, in no event shall the Tenant Improvement Allowance be used to pay for furniture, fixtures or equipment in the Premises:

     A. A building permit for the construction of Tenant's Work has been issued by the City of Newport Beach and a copy of the building permit has been delivered to Landlord;

     B. Tenant has delivered to Landlord lien waivers and releases, in statutory form, for all contractors, subcontractors and materialmen who performed work or supplied materials in connection with the completion of Tenant's Work;

     C. All required inspections of Tenant's Work by governmental agencies have taken place and the completed Tenant's Work has passed such inspections;

     D. Tenant has submitted to Landlord a copy of all building permits with all sign-offs executed;

     E. Tenant has submitted to Landlord a conformed copy of Tenant's recorded Notice of Completion, prepared and recorded in accordance with statutory requirements;

     F. Tenant has submitted to Landlord a conformed copy of Tenant's recorded Notice of Completion, prepared and recorded in accordance with statutory requirements;

     G. Tenant has delivered to Landlord a Certificate of Occupancy for the Premises;

     H. Tenant has submitted to Landlord invoices and proofs of payment for Tenant's Work (specifically excluding signs, movable fixtures, permit fees, engineering and consulting fees, and plan review fees) which evidence expenditure by Tenant of at least [***];



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                                      C-7

      I. Tenant has submitted to Landlord As-built Drawings for all of Tenant's Work; and

      J. Tenant has paid to Landlord all amounts owing to Landlord pursuant to this Lease as of the date reimbursement is to be made, and Tenant is not otherwise in default of any other term or condition or this Lease as of such date, and no event has occurred which, given the passage of time of the giving of notice or both, could be declared a default under this Lease.

VII.  LIENS

In the event that as a result of any work of improvement undertaken by Tenant, any mechanics' lien or other lien is filed against the Premises, Tenant shall immediately cause such lien to be removed of record by either paying the amount of the lien or procuring and recording a statutory lien release bond in an amount equal to [***] of the amount of said lien. If Tenant fails to remove such lien and such failure continues for twenty (20) days after written demand by Landlord to do so, Landlord shall have the right, but not the obligation, in addition to all other rights and remedies available to landlord under this Lease, to procure and cause to be recorded a statutory lien release bond and to
(a) collect from Tenant as Additional Rental, and/or (b) deduct from any Tenant Improvement allowance payable to Tenant hereunder (i) all costs incurred in procuring such bond, and (ii) the sum of [***] as reimbursement for all recording and processing fees and administrative costs and expenses incurred by Landlord in procuring and causing such bond to be recorded.



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
                                   EXHIBIT D

                       TENANT'S STATEMENT OF GROSS SALES

SALES VOLUME REPORT-PERCENTAGE RENTAL           /        /
                                      ------------------------------
                                           (    ) Month Ended

                                           (    ) Quarter Ended

                                           (    ) Other


          ITEM                      SALES                    %               RENTAL
          ----                      -----                   ---              ------
1.                          $
      ---------------            --------------           ---------       ---------------
2.                          $
      ---------------            --------------           ---------       ---------------
3.                          $
      ---------------            --------------           ---------       ---------------
4.                          $
      ---------------            --------------           ---------       ---------------
5.    TOTAL (Add lines 1+2+3+4)
                                 ==============
6.    Less Minimum Annual Rental paid for period covered (         )
                                                          =========
7.    Total Percentage Rental payable and
      enclosed (Line 5 less Line 6)                      $         )
                                                          =========


      TENANT:
                       --------------------------------
      SIGNATURE:
                       --------------------------------
      DATE:
                       --------------------------------
      ACCOUNT NUMBER:
                       --------------------------------

Note: Signature constitutes certification that the information contained in this statement is true, accurate and complete. If tenant is a corporation, this statement must be signed by an authorized officer of Tenant. We encourage you to send as much detailed information as practical to support your calculations; however, in addition to documentation normally provided IT IS ESSENTIAL THAT THIS FORM BE COMPLETED AND RETURNED to ensure that all rental information is properly recorded to your account.

                                   EXHIBIT D
                        ANNUAL GROSS SALES VOLUME REPORT

ANNUAL GROSS SALES VOLUME REPORT FOR 19-

Month                                         Sales
-----                                         -----
JANUARY       $                   $                   $
               ----------------    ----------------    ----------------
FEBRUARY      $                   $                   $
               ----------------    ----------------    ----------------
MARCH         $                   $                   $
               ----------------    ----------------    ----------------
APRIL         $                   $                   $
               ----------------    ----------------    ----------------
MAY           $                   $                   $
               ----------------    ----------------    ----------------
JUNE          $                   $                   $
               ----------------    ----------------    ----------------
JULY          $                   $                   $
               ----------------    ----------------    ----------------
AUGUST        $                   $                   $
               ----------------    ----------------    ----------------
SEPTEMBER     $                   $                   $
               ----------------    ----------------    ----------------
OCTOBER       $                   $                   $
               ----------------    ----------------    ----------------
NOVEMBER      $                   $                   $
               ----------------    ----------------    ----------------
DECEMBER      $                   $                   $
               ----------------    ----------------    ----------------
GROSS SALES   $                   $                   $
               ================    ================    ================


TENANT:           ----------------------------

SIGNATURE:        ----------------------------

DATE:             ----------------------------

ACCOUNT NUMBER:   ----------------------------


NOTE: Signature constitutes certification that the information contained in this statement is true, accurate and complete. If Tenant is a corporation, this statement must be signed by an authorized officer of Tenant. We encourage you to send as much detailed information as practical to support your calculations; however, in addition to documentation normally provided IT IS ESSENTIAL THAT THIS FORM BE COMPLETED AND RETURNED to ensure that all rental information is properly recorded to your account. If the figures you submit differ from the monthly reports previously submitted, please include an explanation.


                                      D-2